Exhibit 10.2

LEASE

BETWEEN

TDC PRUE ROAD, L.P., AS LANDLORD

AND

ASSET ACCEPTANCE, LLC, AS TENANT

NETWORK CROSSING

SAN ANTONIO, TEXAS

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23. NOTICE	22

24. SURRENDER OF PREMISES	23

25. RIGHTS RESERVED TO LANDLORD	23

26. MISCELLANEOUS	24

27. NO OFFER	26

28. ENTIRE AGREEMENT	26

29. LIMITATION OF LIABILITY	26

30. HAZARDOUS SUBSTANCES	27

EXHIBIT A-OUTLINE AND LOCATION OF PREMISES

EXHIBIT A-1-LEGAL DESCRIPTION OF LAND	A-1-1

EXHIBIT B-RULES AND REGULATIONS	B-1

EXHIBIT C-PAYMENT OF BASIC COSTS	C-1

EXHIBIT D-INTENTIONALLY OMITTED	D-1

EXHIBIT E-ADDITIONAL PROVISIONS	E-1

EXHIBIT F-COMMENCEMENT LETTER	F-1

EXHIBIT G-PROJECT SIGN SPECIFICATIONS

EXHIBIT H-LOCATION OF MONUMENT SIGN

EXHIBIT I-SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT	I-1

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LEASE AGREEMENT

This Lease Agreement (the “Lease”) is made and entered into as of the 27th day of April, 2009, by and between TDC PRUE ROAD, L.P., a Delaware limited partnership (“Landlord”), and ASSET ACCEPTANCE, LLC, a Delaware limited liability company (“Tenant”).

W I T N E S S E T H:

1. Definitions

The following are definitions of some of the defined terms used in this Lease. The definition of other defined terms are found throughout this Lease.

A. “Building” shall mean the building known 5250 Prue Road, San Antonio, Bexar County, Texas 78240.

B. “Base Rent”: Base Rent shall be paid according to the following schedule, subject to the provisions of Section 4 hereof. For the purposes hereof, “Lease Month” shall mean a period of time commencing on the same numeric day as the Commencement Date and ending on (but not including) the day in the next calendar month that is the same numeric date as the Commencement Date.

PERIOD	ANNUAL BASE RENT	MONTHLY INSTALLMENTS OF BASE RENT
Lease Months 1 – 4	$0.00	$0.00
Lease Months 5 – 64	$231,146.25	$19,262.19

The Base Rent and Additional Rent due for Lease Month 5 of the Lease Term (hereinafter defined) shall be paid by Tenant to Landlord contemporaneously with Tenant’s execution hereof.

C. “Additional Rent” shall mean Tenant’s Pro Rata Share of Basic Costs (hereinafter defined) and any other sums (exclusive of Base Rent) that are required to be paid to Landlord by Tenant hereunder, which sums are deemed to be Additional Rent under this Lease.

D. “Basic Costs” are defined in Exhibit C attached hereto. Tenant’s initial estimated monthly Basic Costs payment is $6,149.36.

E. “Security Deposit” shall mean the sum of $0.00. The Security Deposit shall be paid by Tenant to Landlord contemporaneously with Tenant’s execution hereof.

F. “Lease Term” shall mean a period of sixty-four (64) months commencing on the later to occur of (a) July 1, 2009 (the “Target Commencement Date”) and (b) the date upon which Landlord’s Work in the Premises has been substantially completed, as such date is determined pursuant to the Work Letter Agreement entered into between the parties hereof and executed as of even date herewith (the “Work Letter”) (the later to occur of such dates being defined as the “Commencement Date”). “Expiration Date” shall mean the last day of the Lease Term. Notwithstanding the foregoing, if the Expiration Date, as determined herein, does not occur on the last day of a calendar month, the Lease Term and the last Lease Year thereof shall be extended by the number of days necessary to cause the Expiration Date to occur on the last day of the last calendar month of the Lease Term. Tenant shall pay Base Rent and Additional Rent for such additional days at the same rate payable for the portion of the last calendar month immediately preceding such extension. Upon the determination of the actual Commencement Date and the actual Expiration Date, Landlord and Tenant shall each execute and deliver a Commencement Letter in the form of Exhibit F attached hereto (the “Commencement Letter”) setting forth the Commencement Date and the Expiration Date.

G. “Premises” shall mean the space located in the Building and outlined on Exhibit A to this Lease and known as Suite 525.

H. “Rentable Square Footage in the Premises” shall mean 17,445 square feet.

I. “Rentable Square Footage in the Project” shall mean 143,831 square feet.

J. “Tenant’s Pro Rata Share” shall mean 12.1288%, being the Rentable Square Footage of the Premises divided by the Rentable Square Footage of the Project, expressed as a percentage.

K. “Permitted Use” shall mean general office use, including, but not limited to, receiving, transmitting or administering (i) requests by telephone, (ii) incoming product support or information inquiries from consumers, and (iii) outgoing calls for telemarketing, clientele, product services, or debt collection, and no other use or purpose.

L. “Guarantor(s)” shall mean any party that agrees in writing to guarantee Tenant’s obligations under the Lease. As of the date of this Lease, there are no Guarantor(s).

M. “Broker” shall mean, collectively, Transwestern and Providence Commercial Real Estate Services, Inc.

N. “Business Day(s)” shall mean Mondays through Fridays exclusive of the normal business holidays.

O. “Common Areas” shall mean those areas located within the Project designated by Landlord, from time to time, for the common use or benefit of tenants generally and/or the public.

P. “Default Rate” shall mean the lower of (i) eighteen percent (18%) per annum, or (ii) the highest rate of interest from time-to-time permitted under applicable federal and state law.

Q. “Project” shall mean the project currently known as Network Crossing, located at 5253 Prue Road and 5250 Prue Road, San Antonio, Texas. The Project includes the Building and the other four (4) buildings located at 5253 Prue Road and 5250 Prue Road, which Landlord operates jointly with the Building, and the land upon which all such buildings are located, which land is described in Exhibit A-1 attached hereto, and all other improvements located on such land.

R. “Notice Addresses” shall mean the following addresses for Tenant and Landlord, respectively:

Tenant:

Asset Acceptance, LLC

28405 Van Dyke Avenue

Warren, Michigan 48093

Attn: Mark A. Redman, Chief Financial Officer

With a copy to:

Asset Acceptance, LLC

28405 Van Dyke Avenue

Warren, Michigan 48093

Attn: Edwin L. Herbert, General Counsel

Landlord:

c/o Transwestern

8200 IH-10 W, Suite 800

San Antonio, TX 78230

Attention: Property Manager

with a copy to:

Transwestern

901 South Mopac, Building 4, Suite 250

Austin, TX 78746

Attention: Josh Delk

Payments of Rent only shall be made payable to the order of:

TDC Prue Road, L.P.

at the following address:

c/o Transwestem

8200 IH-10 W, Suite 800

San Antonio, TX 78230

Attention: Property Manager

or such other name and address as Landlord shall, from time to time, designate.

2. Lease Grant/Possession

A. Subject to and upon the terms herein set forth, Landlord leases to Tenant and Tenant leases from Landlord the Premises on an “as is” basis (except as otherwise expressly set forth herein), together with the right, in common with others, to use the Common Areas. By taking possession of the Premises, Tenant is deemed to have accepted the Premises and agreed that the Premises is in good order and satisfactory condition, with no representation or warranty by Landlord as to the condition of the Premises or the Building or suitability thereof for Tenant’s use. NO WARRANTIES, EXPRESS OR IMPLIED, ARE MADE REGARDING THE CONDITION OR SUITABILITY OF THE PREMISES ON THE COMMENCEMENT DATE. FURTHER, TO THE EXTENT PERMITTED BY LAW, TENANT WAIVES ANY IMPLIED WARRANTY OF SUITABILITY OR OTHER IMPLIED WARRANTIES THAT LANDLORD WILL MAINTAIN OR REPAIR THE PREMISES OR ITS APPURTENANCES EXCEPT AS MAY BE CLEARLY AND EXPRESSLY PROVIDED IN THIS LEASE.

B. Notwithstanding anything to the contrary contained in this Lease, if Landlord is unable to tender possession of any portion of the Premises on the date possession is to be delivered due to the holding over of another party, this Lease shall not be void or voidable or otherwise affected. Landlord shall use reasonable efforts to regain possession of the Premises in order to deliver the same to Tenant. If the Commencement Date as set forth in Section IF is a specified date, the Commencement Date shall be postponed until the date Landlord delivers possession of the Premises to Tenant, the Expiration Date shall correspondingly be postponed on a per diem basis, and, upon determination of the actual Commencement Date and the actual Expiration Date, Landlord and Tenant shall each execute and deliver a Commencement Letter.

C. Tenant may take possession of the Premises approximately thirty (30) days prior to the Commencement Date for the sole purpose of performing any improvements therein, including without limitation, installation of voice/data cabling, telephone and networking equipment, staging or installing furniture, equipment or other personal property of Tenant (collectively, “Tenant’s Work”); provided that Tenant and Tenant’s contractors do not interfere with Landlord’s contractors performing the Landlord’s Work. Such possession of the Premises prior to the Commencement Date and the performance of Tenant’s Work shall be subject to all of the terms and conditions of the Lease, except that Tenant shall not be required to pay Rent with respect to the period of time prior to the Commencement Date during which Tenant performs such work.

Tenant shall, however, be liable for the reasonable cost of any additional services that are requested by and provided to Tenant during the period of Tenant’s possession prior to the Commencement Date.

D. Notwithstanding anything to the contrary set forth herein, in the event the Tenant is unable to move into the Premises by June 30, 2009 for commencement of business operation therein on such date for any reason, Tenant, as its sole and exclusive remedy, shall be entitled to an abatement of Rent equal to $10,224.38.

3. Use

The Premises shall be used for the Permitted Use and for no other purpose. Tenant shall not conduct or give notice of any auction, liquidation, or going out of business sale on the Premises. Tenant agrees not to use or permit the use of the Premises for any purpose which is illegal or dangerous, which creates a nuisance or which would increase the cost of insurance coverage with respect to the Building. Tenant will conduct its business and control its agents, servants, employees, customers, licensees, and invitees in such a manner as not to interfere with or disturb other tenants or Landlord in the management of the Project. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise, or vibrations to emanate from the Premises, or take any other action that would constitute a nuisance or would disturb, unreasonably interfere with, or endanger Landlord or any tenants of the Project. Outside storage, including without limitation, storage of trucks and other vehicles, is prohibited without Landlord’s prior written consent. Tenant will maintain the Premises in a clean and healthful condition, and comply with all laws, ordinances, orders, rules and regulations of any governmental entity with reference to the use, condition, configuration or occupancy of the Premises. Landlord shall deliver the Premises to Tenant in compliance with all applicable laws, failing which, Landlord, as Tenant’s sole and exclusive remedy, will cause the Premises to be in compliance at no additional cost to Tenant. Tenant shall not, and shall not knowingly allow its employees, agents, contractors or invitees, to bring into the Project, Building or the Premises any dangerous or hazardous materials, except for customary office and cleaning supplies, provided Tenant uses, stores and disposes of the same in compliance with all applicable law. In the event Tenant’s employees, agents, contractors or invitees bring into the Project, Building or the Premises any dangerous or hazardous materials, Tenant shall be responsible for all costs and expenses incurred by Landlord in connection therewith. Tenant, at its expense, will comply with the rules and regulations of the Project attached hereto as Exhibit B and such other rules and regulations adopted and altered by Landlord from time-to-time and will cause all of its agents, employees, invitees and visitors to do so. All such changes to rules and regulations will be reasonable and shall be sent by Landlord to Tenant in writing at least thirty (30) days prior to the date such changes become effective. In the event of a conflict between the rules and regulations and the terms of this Lease, the terms of this Lease shall control. Landlord shall not knowingly enforce the rules and regulations against Tenant in a discriminatory manner.

4. Rent

A. Tenant covenants to pay to Landlord during the Lease Tern, without any setoff or deduction except as otherwise expressly provided herein, the full amount of all Base Rent and Additional Rent due hereunder and the full amount of all such other sums of money as shall become due under this Lease, all of which hereinafter may be collectively called “Rent.” In addition, Tenant shall pay, as Additional Rent, all rent, sales and use taxes or other similar taxes, if any, levied or imposed by any city, state, county or other governmental body having authority, such payments to be in addition to all other payments required to be paid to Landlord by Tenant under this Lease. Such payments shall be paid concurrently with the payments of the Rent on which the tax is based. Base Rent and Additional Rent for each calendar year or portion thereof during the Lease Term, shall be due and payable in advance in monthly installments on the first day of each calendar month during the Lease Term, without demand. If the Lease Term commences on a day other than the first day of a month or terminates on a day other than the last day of a month, then the installments of Base Rent and Additional Rent for such month or months shall be prorated, based on the number of days in such month. All amounts received by Landlord from Tenant hereunder shall be applied first to the earliest accrued and unpaid Rent then outstanding. Tenant’s covenant to pay Rent shall be independent of every other covenant set forth in this Lease.

B. To the extent allowed by law, all installments of Rent not paid when due shall bear interest at the Default Rate from the date due until paid, provided with respect to such interest, Tenant shall be entitled to a grace period of seven (7) days after notice from Landlord with respect to the first two (2) late payments in any calendar year. In addition, if Tenant fails to pay any installment of Base Rent and Additional Rent or any other item of Rent when due and payable hereunder, a “Late Charge” equal to five percent (5%) of such unpaid amount will be due and payable immediately by Tenant to Landlord, provided with respect to such Late Charge, Tenant shall be entitled to a grace period of seven (7) days after notice from Landlord with respect to the first two (2) late payments in any calendar year.

C. The Additional Rent payable hereunder shall be adjusted from time-to-time in accordance with the provisions of Exhibit C attached hereto.

5. Security Deposit

Intentionally omitted.

6. Utilities and Services

(a) Landlord agrees to provide water, sanitary sewer, gas, electricity and telephone service connections to the Building. Landlord shall, as part of the Landlord’s Work, shall bring such utilities except for telephone to the Premises. Tenant shall be responsible for installation of Tenant’s telecommunications wiring and cabling. From and after the Commencement Date, Tenant shall pay for all water, gas, heat, light, power, telephone, sewer charges and other utilities and services used on or from the Premises, together with any taxes, penalties, surcharges or the like pertaining thereto and any maintenance charges for utilities. To the extent possible, all utility services will be separately metered to the Premises and placed in Tenant’s name on the Commencement Date. If it is not possible to place a utility service on a separate meter in Tenant’s name, then all costs associated with the provision of such utility service to the Premises will be included as part of Basic Costs and paid by Tenant in accordance with the provisions of Exhibit C attached hereto. Landlord shall have the right at any time and from time-to-time during the Lease Term to designate the provider of electrical service to the Project as Landlord shall elect (each being an “Electric Service Provider”). Tenant shall cooperate with Landlord, and the applicable Electric Service Provider, at all times and, as reasonably necessary, shall allow Landlord and such Electric Service Provider reasonable access to the Building’s electric lines, feeders, wiring, and any other machinery within the Premises. Tenant’s use of electrical services shall not exceed in voltage, rated capacity, or overall load that which is standard for the Building. In the event Tenant shall request that it be allowed to consume electrical services in excess of Building standard, Landlord reasonably may refuse to consent to such usage or may consent upon such conditions as Landlord reasonably elects, and all such additional usage shall be paid for by Tenant as Additional Rent.

(b) Except as otherwise expressly provided herein, the failure by Landlord to any extent to furnish, or the interruption or termination of these defined services in whole or in part, resulting from adherence to laws, regulations and administrative orders, force majeure, unavailability of utilities from a service provider, interruptions of utilities caused by repairs, construction, or any other causes beyond the reasonable control of Landlord shall not render Landlord liable in any respect nor be construed as an eviction of Tenant, nor cause an abatement of rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement hereof. Should any of the equipment or machinery used in the provision of such services for any cause cease to function properly, Landlord shall use reasonable diligence to repair such equipment or machinery but, except as otherwise expressly provided herein, Tenant shall have no claim for offset or abatement of rent or damages on account of an interruption in service thereby or resulting therefrom. Except as expressly provided herein, Landlord shall not be required to make any repairs to or maintain the Premises. Tenant shall have primary responsibility for security and janitorial services with respect to the Premises.

7. Signage

A. Tenant shall not make any changes to the exterior of the Premises, install any exterior lights, decorations, balloons, flags, pennants, banners, or painting, or erect or install any signs, windows or door lettering, placards, decorations, or advertising media of any type which can be viewed from the exterior of the Premises, without Landlord’s prior written consent. All signs installed by Tenant shall be subject to any applicable governmental laws, ordinances, regulations, the sign criteria for the Project, and Landlord’s or other architectural controls and other requirements. The current sign specifications applicable to the Project are attached hereto as Exhibit G. Tenant shall maintain all signs upon the Premises and the Building in good condition and repair. Tenant shall pay all costs associated with any signage installed by Tenant, including without limitation, installation expenses, maintenance and repair costs, utilities and insurance. Tenant agrees that, subject to inclusion in Basic Costs, Landlord shall have the right, after written notice to Tenant, to temporarily remove and replace any of Tenant’s signage in connection with and during the course of any repairs, changes, alterations, modifications, renovations or additions to the Building. Upon surrender or vacation of the Premises, Tenant shall remove all signs and repair, paint, and/or replace the Building facia surface to which its signs are attached. All signs, blinds, draperies and other window treatment or bars or other security installations visible from outside the Premises shall be subject to Landlord’s approval and conform in all respects to Landlord’s requirements.

B. Provided that (i) Tenant is not in default under the terms of the Lease after the expiration of any applicable cure periods; (ii) Tenant is in occupancy of the Premises; and (iii) Tenant has not assigned the Lease or sublet any part of the Premises other than pursuant to a Permitted Transfer, then Tenant shall have the right, at Tenant’s sole cost and expense, to have a single panel on the multi-tenant monument sign designated as “B.2” on Exhibit H attached hereto (the “Monument Sign”). Following installation of Tenant’s panel, Tenant shall remain liable for all costs related to the maintenance of the panel and for Tenant’s proportionate share of maintenance and repair expenses for the Monument Sign. Tenant must obtain Landlord’s written consent to any proposed signage panel prior to its fabrication and installation. Landlord will not unreasonably withhold its consent to any signage panel that complies with the Project’s sign specifications attached hereto as Exhibit G. To obtain Landlord’s consent, Tenant shall submit design drawings to Landlord, showing the type and sizes of all lettering, the colors, finishes and types of materials used. If during the Lease Term (i) Tenant is in default under the terms of the Lease after the expiration of any applicable cure periods; or (ii) Tenant fails to continuously occupy (other than due to a casualty, condemnation or interruption of services) the Premises; or (iii) Tenant assigns the Lease or subleases any part of the Premises, then Tenant’s signage rights granted in this Section 7.B will terminate and Landlord may remove any of Tenant’s panel from the Monument Sign at Tenant’s cost. The right to install the panel on the Monument Sign is personal to the Tenant listed in the first paragraph of this Lease and is not assignable to any other tenant under this Lease. Further, in the event Tenant does not install a panel on the Monument Sign by September 30, 2010, Tenant’s right to the panel on the Monument Sign shall terminate.

8. Maintenance, Repairs and Alterations

A. Except to the extent such obligations are imposed upon Landlord hereunder, Tenant shall, at its sole cost and expense, maintain the Premises in good order, condition and repair throughout the entire Lease Term, ordinary wear and tear excepted, including but not limited to, windows, glass, plate glass doors, any special office entry, interior walls and finish work, and floors and floor covering. Landlord shall assign to Tenant, on a non-exclusive basis with Landlord, during the Lease Term, all warranties received by Landlord in connection with any of the foregoing items Tenant is required to maintain and repair. Tenant agrees to keep the areas visible from outside the Premises in a neat, clean and attractive condition at all times. If Tenant fails to maintain the Premises in good order, condition and repair, Landlord shall give Tenant written notice to perform such acts as are reasonably required to so maintain the Premises. If Tenant fails to commence such work within thirty (30) days after receipt of such notice and diligently pursue it to its completion, then Landlord may, at is option, make such repairs, and Tenant shall pay the cost thereof to Landlord on demand as Additional Rent, together with an administration charge in an amount equal to ten percent (10%) of the cost of such repairs. Tenant shall, within thirty (30) days after Landlord’s written demand therefor (which demand shall include reasonable evidence supporting such costs), reimburse Landlord for the cost of all repairs, replacements and alterations (collectively, “Repairs”) in and to the Premises, Building and Project and the facilities and systems thereof, plus an administration charge of ten percent (10%) of such cost, the need for which Repairs arises out of (1) Tenant’s use or occupancy of the Premises, (2) the installation, removal, use or operation of Tenant’s Property (hereinafter defined) or Alterations (hereinafter defined), or (3) the act, omission, misuse or negligence of Tenant, its agents, contractors, employees or invitees.

B. Landlord shall, as a component of Basic Costs, keep and maintain in good repair and working order and make repairs to and perform maintenance upon: (1) the structural elements of the Building; (2) the Building systems that serve the Building in general; and (3) the roof of the Building. In addition, Landlord shall be responsible, at no additional cost to Tenant, for the costs of correcting latent defects in the Landlord’s Work and/or the shell of the Building. Landlord shall at Tenant’s sole cost and expense, but without mark-up or profit, maintain and repair the mechanical (including HVAC), electrical, plumbing and fire/life safety systems serving the Premises, including without limitation, entering into a regularly scheduled preventative maintenance/service contract with respect to the HVAC systems. Tenant shall immediately give Landlord written notice of the need for repairs, after which Landlord shall have reasonable opportunity to repair same. Tenant shall reimburse Landlord for the reasonable cost of any maintenance or repair to be made at Tenant’s expense within thirty (30) days after receipt of an invoice from Landlord therefor. Landlord shall also maintain in good repair and condition the parking areas and other Common Areas of the Project, including, but not limited to driveways, alleys, landscape and grounds. Tenant will be responsible for the payment of all costs associated with Landlord’s maintenance if the need therefor arises due to the fault or negligence of Tenant or its agents, employees, licensees or invitees. Except as otherwise expressly provided in this Section 8.B or elsewhere in this Lease, Landlord will not at any time be required to make any improvements, repairs, replacements or alterations to the Premises.

C. Tenant shall not make or allow to be made any alterations, additions or improvements to the Premises (collectively, “Alterations”), without first obtaining the written consent of Landlord. However, Landlord’s consent shall not be required for any alteration that satisfies all of the following criteria (a “Cosmetic Alteration”): (1) is of a cosmetic nature such as painting (but not wallpapering), hanging pictures, hanging white boards and installing carpeting; (2) is not visible from the exterior of the Premises or Building; (3) will not affect the systems or structure of the Building; (4) does not require work to be performed inside the Walls or above the ceiling of the Premises; and (5) does not require a building permit. Cosmetic Alterations shall otherwise be subject to all the other provisions of this Section 8 other than delivery of plans and specifications. Prior to commencing any Alterations and as a condition to obtaining Landlord’s consent, Tenant shall deliver to Landlord plans and specifications acceptable to Landlord; names and addresses of contractors reasonably acceptable to Landlord; copies of contracts; necessary permits and approvals; evidence of contractor’s and subcontractor’s insurance in accordance with Section 11 hereof; and a payment bond or other security, all in form and amount satisfactory to Landlord. Tenant shall be responsible for insuring that all such persons procure and maintain insurance coverage against such risks, in such amounts and with such companies as Landlord may reasonably require. All Alterations shall be constructed in a good and workmanlike manner using Building standard materials or other new materials of equal or greater quality. Landlord, to the extent reasonably necessary to avoid any disruption to the tenants and occupants of the

Project, shall have the right to designate the time when any Alterations may be performed and to otherwise designate reasonable rules, regulations and procedures for the performance of work in the Building. Upon completion of the Alterations, Tenant shall deliver to Landlord “as-built” plans, contractor’s affidavits and full and final waivers of lien and receipted bills covering all labor and materials. All Alterations shall comply with the insurance requirements and with applicable codes, ordinances, laws and regulations. Tenant shall reimburse Landlord upon demand for all reasonable sums, if any, expended by Landlord for third party examination of the architectural, mechanical, electrical and plumbing plans for any Alterations. In addition, if Landlord so requests, Landlord shall be entitled to oversee the construction of any Alterations that may affect the structure of the Building or any of the mechanical, electrical, plumbing or life safety systems of the Building. Landlord’s approval of Tenant’s plans and specifications for any Alterations performed for or on behalf of Tenant shall not be deemed to be a representation by Landlord that such plans and specifications comply with applicable insurance requirements, building codes, ordinances, laws or regulations or that the Alterations constructed in accordance with such plans and specifications will be adequate for Tenant’s use. Tenant may, without the consent of Landlord, but at its own cost and expense and in a good workmanlike manner, erect such shelves, bins, machinery, and trade fixtures (together with any other personal property brought into the Premises by Tenant, collectively, “Tenant’s Property”) as it may deem advisable, without altering the basic character of the Building or improvements and without overloading or damaging such Building or improvements, and in each case complying with all applicable governmental laws, ordinances, regulations and other requirements. All Alterations and partitions erected by Tenant shall be and remain the property of Tenant during the term of this Lease, and Tenant shall, unless Landlord otherwise elects as hereinafter provided, remove all Alterations and partitions erected by Tenant and restore the Premises to its original condition by the date of termination of this Lease or upon earlier vacating of the Premises; provided, however, that if Landlord so elects prior to termination of this Lease or upon earlier vacating of the Premises, such Alterations and/or partitions shall become the property of Landlord as of the date of termination of this Lease or upon earlier vacating of the Premises and shall be delivered up to the Landlord with the Premises. All of Tenant’s Property may be removed by Tenant prior to the termination of this Lease, and all of Tenant’s Property and all electronic, phone and data cabling exclusively serving the Premises (whether such cabling is located within or outside of the Premises) shall be removed by the date of termination of this Lease or upon earlier vacating of the Premises. Any removal by Tenant shall be accomplished in a good workmanlike manner so as not to damage the primary structure or structural qualities of the Building. If Tenant fails to remove any of the foregoing items or to perform any required repairs and restoration, (i) Landlord, at Tenant’s sole cost and expense, may remove the same (and repair any damage occasioned thereby) and dispose thereof or deliver such items to any other place of business of Tenant, or warehouse the same, and Tenant shall pay the cost of such removal, repair, delivery, or warehousing of such items within ten (10) days after written demand from Landlord and (ii) such failure shall be deemed a holding over by Tenant under Section 21 hereof until such failure is rectified by Tenant or Landlord.

9. Assignment and Subletting

A. Except in connection with a Permitted Transfer (defined in Section 9.E below), Tenant shall not assign, sublease, transfer or encumber any interest in this Lease or allow any third party to use any portion of the Premises (collectively or individually, a “Transfer”) without the prior written consent of Landlord, which consent to an assignment or sublease shall not be unreasonably withheld, conditioned or delayed. Without limitation, it is agreed that Landlord’s consent shall not be considered unreasonably withheld if: (1) the proposed transferee’s financial condition is worse than the financial condition of Tenant as of the Commencement Date; (2) the transferee’s business or reputation is not suitable for the Project considering the business and reputation of the other tenants and the Project’s prestige, as determined by Landlord in the exercise of its reasonable discretion, or would result in a violation of another tenant’s rights under its lease at the Project; (3) the transferee is a governmental agency or occupant of the Project; (4) Tenant is in default beyond any applicable notice and cure period; (5) any portion of the Project or the Premises would likely become subject to additional or different laws as a consequence of the proposed Transfer; or (6) Landlord or its leasing agent has received a proposal from or made a proposal to the proposed transferee to lease space in the Project within six (6) months prior to Tenant’s delivery of written notice of the proposed Transfer to Landlord. Any attempted Transfer in violation of this Section 9, shall, exercisable in Landlord’s sole and absolute discretion, be void. Consent by Landlord to one or more Transfers shall not operate as a waiver of Landlord’s rights to approve any subsequent Transfers. In no event shall any Transfer or Permitted Transfer release or relieve Tenant from any obligation under this Lease or any liability hereunder.

B. If Tenant requests Landlord’s consent to a Transfer, Tenant shall submit to Landlord (i) financial statements for the proposed transferee, (ii) a copy of the proposed assignment or sublease, and (iii) such other information as Landlord may reasonably request. Within ten (10) Business Days after Landlord’s receipt of the required information and documentation, Landlord shall either: (1) consent or reasonably refuse consent to the Transfer in writing; (2) in the event of a proposed assignment of this Lease, terminate this Lease effective the first to occur of ninety (90) days following written notice of such termination or the date that the proposed Transfer would have come into effect; and (3) in the event of a proposed subletting for substantially all of the remaining Lease Term, terminate this Lease with respect to the portion of the Premises which Tenant proposes to sublease effective the first to occur of ninety (90) days following written notice of such termination or the date the proposed Transfer would have come into effect. Notwithstanding the foregoing, Tenant shall have the right, exercisable within five (5) days after receipt of Landlord’s intent to terminate this Lease pursuant to this Section 9.B, to withdraw its request for consent to the proposed Transfer, in which case this Lease shall continue as if such Transfer was never proposed by Tenant. Tenant shall pay Landlord a review fee of $1,000.00 for Landlord’s review of any Permitted Transfer or proposed Transfer. In addition, Tenant shall reimburse Landlord for its actual reasonable costs and expenses (including, without limitation, reasonable attorney’s fees) incurred by Landlord in connection with Landlord’s review of such proposed Transfer or Permitted Transfer within thirty (30) days after receipt of an invoice (including reasonable documentation of such costs) therefor.

C. Tenant shall pay to Landlord fifty percent (50%) of all cash and other consideration which Tenant receives as a result of a Transfer (after deduction of all out-of-pocket costs paid to third parties by Tenant in connection with such Transfer, including, without limitation, marketing expenses and brokerage fees) that is in excess of the rent payable to Landlord hereunder for the portion of the Premises and Lease Term covered by the Transfer within ten (10) days following receipt thereof by Tenant. This Section 9.C shall not apply to a Permitted Transfer.

D. Except as provided below with respect to a Permitted Transfer, if Tenant is a corporation, limited liability company, partnership or similar entity, and the person, persons or entity which owns or controls a majority of the voting interests at the time changes for any reason (including but not limited to a merger, consolidation or reorganization), such change of ownership or control shall constitute a Transfer. The foregoing shall not apply so long as (i) Tenant or its parent is an entity whose outstanding stock is listed on a nationally recognized security exchange, or (ii) if at least eighty percent (80%) of its voting stock is owned by another entity, the voting stock of which is so listed.

E. Tenant may assign its entire interest under this Lease or sublet the Premises (i) to any entity controlling or controlled by or under common control with Tenant or (ii) to any successor to Tenant by purchase, merger, consolidation or reorganization (hereinafter, collectively, referred to as “Permitted Transfer”) without the consent of Landlord, provided: (1) Tenant is not in default under this Lease beyond any applicable cure period; (2) if such proposed transferee is a successor to Tenant by purchase, said proposed transferee shall acquire all or substantially all of the stock or assets of Tenant’s business or, if such proposed transferee is a successor to Tenant by merger, consolidation or reorganization, the continuing or surviving entity shall own all or substantially all of the assets of Tenant; (3) with respect to a Permitted Transfer to a proposed transferee described in clause (ii), such proposed transferee shall have a net worth which is at least equal to the greater of Tenant’s net worth at the date of this Lease or Tenant’s net worth as of the day prior to the proposed purchase, merger, consolidation or reorganization as evidenced to Landlord’s reasonable satisfaction; and (4) Tenant shall give Landlord written notice at least thirty (30) days prior to the effective date of the proposed purchase, merger, consolidation or reorganization.

10. Mechanic’s Liens

Tenant has no express or implied authority to create or place any lien or encumbrance of any kind upon, or in any manner to bind the interest of Landlord or Tenant in, the Premises or the Project or to charge the rentals payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs. Tenant covenants and agrees that it will pay or cause to be paid all sums due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises and that it will save and hold Landlord harmless from all loss, cost or expense (including without limitation, reasonable attorneys’ fees) based on or arising out of asserted claims or liens against the leasehold estate or against the interest of Landlord in the Premises or under this Lease. If a lien is attached to the Project or any part thereof and the same is not discharged of record (by bonding or payment) within fifteen (15)

days after Tenant’s receipt of notice of such lien, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same. Any amount paid by Landlord for any of the aforesaid purposes including, but not limited to, reasonable attorneys’ fees, shall be paid by Tenant to Landlord within thirty (30) days after demand as Additional Rent. Tenant shall within fifteen (15) days of receiving such notice of lien or claim have such lien or claim released of record. Tenant’s failure to comply with the provisions of the foregoing sentence shall be deemed an Event of Default entitling Landlord to exercise all of its remedies therefor without the requirement of any additional notice or cure period.

11. Insurance

A. Landlord shall, at all times during the Lease Term, procure and maintain: (i) policies of insurance covering loss or damage to the Project in an amount equal to the full replacement cost of the Building, including leasehold improvements in the Premises, which shall provide protection against loss by fire and other all-risk casualties including earthquake and flood and such other property insurance as may be required by Landlord’s mortgagee or as otherwise desired by Landlord, and (ii) commercial general liability insurance applicable to the Building and the Common Areas, providing a minimum limit of $3,000,000.00 per occurrence. Landlord’s property insurance policy shall be endorsed to waive the insurance carrier’s right of subrogation if such waiver is not contained in the insurance policy.

B. Tenant shall procure and maintain, at its expense, (i) all-risk (special form) property insurance in an amount equal to the full replacement cost of Tenant’s Property located in the Premises; (ii) a policy or policies of general liability and umbrella or excess liability insurance applying to Tenant’s operations and use of the Premises, providing a minimum limit of $3,000,000.00 per occurrence and in the aggregate, naming Landlord and Landlord’s Project manager as additional insureds, (iii) automobile liability insurance covering owned, non-owned and hired vehicles in an amount not less than a combined single limit of $1,000,000.00 per accident, and (iv) workers’ compensation insurance covering Tenant’s employment of workers and anyone for whom Tenant may be liable for workers’ compensation claims (workers’ compensation insurance is required and no alternative forms of insurance are permitted) and employer’s liability insurance in an amount not less than $1,000,000.00 each accident, $1,000,000.00 disease-each employee and policy limit, with the insurance policies required under this clause (iv) to be endorsed to waive the insurance carriers’ right of subrogation. Tenant shall maintain the foregoing insurance coverages in effect commencing on the earlier to occur of the Commencement Date and the date Tenant takes possession of the Premises, and continuing to the end of the Lease Term.

C. The insurance requirements set forth in this Section 11 are independent of the waiver, indemnification, and other obligations under this Lease and will not be construed or interpreted in any way to restrict, limit or modify the waiver, indemnification and other obligations or to in any way limit any party’s liability under this Lease. In addition to the requirements set forth in this Section II, the insurance required of Tenant under this Lease must be issued by an insurance company with a rating of no less than A-VIII in the current Best’s Insurance Guide or that is otherwise acceptable to Landlord, and admitted to engage in the business of insurance in the state in which the Building is located; be primary insurance for all claims under it and provide that any insurance carried by Landlord, Landlord’s Project manager, and Landlord’s lenders is strictly excess, secondary and noncontributing with any insurance carried by Tenant; and provide that insurance may not be cancelled, nonrenewed or the subject of change in coverage of available limits of coverage, except upon thirty (30) days’ prior written notice to Landlord and Landlord’s lenders. Tenant will deliver to Landlord a legally enforceable certificate of insurance on all policies procured by Tenant in compliance with Tenant’s obligations under this Lease on or before the date Tenant first occupies any portion of the Premises, at least ten (10) days before the expiration date of any policy and upon the renewal of any policy.

D. If Tenant’s business operations, conduct or use of the Premises or any other part of the Project causes an increase in the premium for any insurance policy carried by Landlord, Tenant will, within ten (10) days after receipt of written notice from Landlord, reimburse Landlord for the entire increase.

E. Notwithstanding anything to the contrary set forth herein, neither Landlord nor Tenant shall be liable (by way of subrogation or otherwise) to the other party (or to any insurance company insuring the other party) for any loss or damage to any of the property of Landlord or Tenant, as the case may be, with respect to their respective property, the Building, the Project or the Premises or any addition or improvements thereto, or any contents therein, to the extent covered by insurance carried or required to be carried by a party hereto EVEN THOUGH SUCH LOSS MIGHT HAVE BEEN OCCASIONED BY THE NEGLIGENCE OR WILLFUL ACTS OR OMISSIONS OF THE LANDLORD OR TENANT OR THEIR RESPECTIVE EMPLOYEES, AGENTS, CONTRACTORS OR INVITEES. Landlord and Tenant shall give each insurance company which issues policies of insurance, with respect to the items covered by this waiver, written notice of the terms of this mutual waiver, and shall have such insurance policies properly endorsed, if necessary, to prevent the invalidation of any of the coverage provided by such insurance policies by reason of such mutual waiver. For the purpose of the foregoing waiver, the amount of any deductible applicable to any loss or damage shall be deemed covered by, and recoverable by the insured under the insurance policy to which such deductible relates.

12. Indemnity

To the extent not expressly prohibited by law, and except to the extent caused by Landlord’s negligence, neither Landlord nor Landlord’s Project manager nor any of their respective officers, directors, employees, members, managers, or agents shall be liable to Tenant, or to Tenant’s agents, servants, employees, customers, licensees, or invitees for any injury to person or damage to property caused by any act, omission, or neglect of Tenant, its agents, servants, employees, customers, invitees, licensees or by any other person entering the Building or upon the Project under the invitation of Tenant or arising out of the use of the Project, Building or Premises by Tenant and the conduct of its business or out of a default by Tenant in the performance of its obligations hereunder. Landlord hereby agrees to indemnify, defend and hold Tenant and its officers, directors, employees, members, managers and agents, harmless from all liability and claims for any property damage, or bodily injury or death of, or personal injury to, a person in or on the Project (other than in or on the Premises) caused by or resulting from the negligence or willful misconduct of Landlord or its agents or employees. Additionally, if a lien is placed on Tenant’s leasehold estate under this Lease or against the interest of Tenant in the Premises on account of any labor performed or materials furnished in connection with any work performed by or at the request of Landlord, and the same is not discharged of record (by bonding or payment) within fifteen (15) days after Landlord’s receipt of notice of such lien, then, Landlord will save and hold Tenant harmless from all loss, cost or expense (including without limitation, reasonable attorneys’ fees) incurred by Tenant as a result of such lien. Tenant hereby indemnifies and holds Landlord and Landlord’s Project manager and their respective officers, directors, employees, members, managers and agents (“Indemnitees”), harmless from all liability and claims (i) for any property damage, or bodily injury or death of, or personal injury to, a person in or on the Premises, and this indemnity shall be enforceable to the full extent, WHETHER OR NOT SUCH LIABILITY AND CLAIMS ARE THE RESULT OF THE JOINT OR CONCURRENT ACTS, NEGLIGENT OR INTENTIONAL (BUT NOT THE SOLE NEGLIGENCE, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT) of the Indemnitees, and for (ii) any property damage, or bodily injury or death of, or personal injury to, a person in or on the Project caused by or resulting from the negligence or willful misconduct of Tenant or its agents or employees. To the extent that Tenant’s indemnity obligations are satisfied by Tenant’s insurance companies providing Tenant coverage for such obligations, Tenant shall be relieved of such obligations. Notwithstanding the terms of this Lease to the contrary, the terms of this Section shall survive the expiration or earlier termination of this Lease.

13. Damages from Certain Causes

To the extent not expressly prohibited by law, Landlord shall not be liable to Tenant or Tenant’s employees, contractors, agents, invitees or customers, for any injury to person or damage to property sustained by Tenant or any such party or any other person claiming through Tenant resulting from any accident or occurrence in the Premises or any other portion of the Project becoming out of repair or by defect in or failure of equipment, pipes, or wiring, or by broken glass, or by the backing up of drains, or by gas, water, steam, electricity, or oil leaking, escaping or flowing into the Premises (except where due to Landlord’s grossly negligent or willful failure to make repairs required to be made pursuant to other provisions of this Lease, after the expiration of a reasonable time after written notice to Landlord of the need for such repairs), EVEN IF SUCH DAMAGE RESULTS FROM THE NEGLIGENCE OF LANDLORD OR ITS PARTNERS OR THEIR RESPECTIVE PARTNERS, MEMBERS, AGENTS OR EMPLOYEES, nor shall Landlord be liable to Tenant for any loss or damage that may be occasioned by or through the acts or omissions of other tenants of the Project or of any other persons whomsoever, including, but not limited to riot, strike, insurrection, war, court order, requisition, order of any governmental body or authority, acts of God, fire or theft.

14. Casualty Damage

If the Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord. In case the Building shall be so damaged that substantial alteration or reconstruction of the Building shall, in Landlord’s sole opinion, be required, which cannot reasonably be completed within one hundred eighty (180) days from the date of the fire or other casualty (whether or not the Premises shall have been damaged by such casualty) or in the event there is less than two (2) years of the Lease Term remaining or in the event Landlord’s mortgagee should require that a material portion of the insurance proceeds payable as a result of a casualty be applied to the payment of the mortgage debt or in the event of any material uninsured loss to the Building, Landlord may, at its option, terminate this Lease by notifying Tenant in writing of such termination within sixty (60) days after the date of such casualty. If Landlord does not elect to terminate this Lease pursuant to the foregoing termination right, Landlord shall deliver to Tenant within sixty (60) days after the date of the damage, a reasonable estimate of the time required to repair and restore the Building (the “Repair Estimate”). If Landlord does not thus elect to terminate this Lease pursuant to the foregoing and Tenant does not elect to terminate this Lease as provided below, Landlord shall commence and proceed with reasonable diligence to restore the Building, and the improvements located within the Premises to substantially the same condition in which it was immediately prior to the happening of the casualty. If as a result of such fire or casualty, the Premises or any part thereof have been damaged and the Repair Estimate states that repair and restoration will not be completed within one hundred eighty (180) days after the date of the damage, Tenant may terminate this Lease by giving Landlord notice of termination within ten (10) Business Days after the date Tenant receives the Repair Estimate. If either Landlord or Tenant terminates this Lease pursuant to this Section 14, Rent shall abate from and after the later to occur of (i) Tenant’s vacation of the Premises and (ii) the date of the damage. Notwithstanding the foregoing, Landlord’s obligation to restore the Building, and the improvements located within the Premises shall not require Landlord to expend for such repair and restoration work more than the insurance proceeds actually received by Landlord as a result of the casualty. When the repairs described above have been completed by Landlord, Tenant shall complete the restoration of all furniture, fixtures and equipment which are necessary to permit Tenant’s reoccupancy of the Premises. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage or the repair thereof, except that Rent shall be abated from the date of the damage or destruction for any portion of the Premises that is not susceptible to use by Tenant in a reasonably normal manner, which abatement shall be in the same proportion that the Rentable Area of the Premises which is unusable by Tenant bears to the total Rentable Area of the Premises; provided that Tenant shall not be entitled to any abatement of Rent if the damage or destruction in the Premises is restored within five (5) Business Days after Landlord’s receipt of written notice from Tenant of the occurrence of the damage or destruction. In the event the Lease is terminated pursuant to this Section 14, neither party shall have any further obligations hereunder after such termination except for those obligations that expressly survive the termination hereof.

15. Condemnation

If the whole or any substantial part of the Premises or if the Building or any portion thereof which would leave the remainder of the Building unsuitable for use comparable to its use on the Commencement Date, or if the land on which the Building is located or any material portion thereof, shall be taken or condemned for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, then Landlord may, at its option, terminate this Lease and Rent shall be abated during the unexpired portion of this Lease, effective when the physical taking of said Premises or said portion of the Building or land shall occur. If the whole or more than thirty percent (30%) of the Premises shall be taken or condemned for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, then Tenant may, at its option terminate this Lease by delivering notice of termination to Landlord within thirty (30) days after the taking, and Rent shall be abated during the unexpired portion of this Lease, effective when the physical taking of said Premises shall occur. If this Lease is not terminated, the rent for any portion of the Premises so taken or condemned shall be abated during the unexpired Lease Term effective when the physical taking of said portion of the Premises shall occur. All compensation awarded for any taking or condemnation, or sale proceeds in lieu thereof, shall be the property of Landlord, and Tenant shall have no claim thereto, the same being hereby expressly waived by Tenant, except for any portions of such award or proceeds which are specifically allocated by the condemning or purchasing party for the taking of or damage to trade fixtures of Tenant and moving costs, which Tenant specifically reserves to itself.

16. Events of Default

The following events shall be deemed to be “Events of Default” under this Lease: (i) Tenant fails to pay any Rent when due; provided that the first two (2) such failures during any consecutive twelve (12) month period during the Term shall not be an Event of Default if Tenant pays the amount due within seven (7) days after Tenant’s receipt of written notice from Landlord such payment was not made when due, (ii) Tenant fails to perform or observe any other provision or covenant of this Lease not described in this Section 16, and such failure is not cured within thirty (30) days (or immediately if the failure involves a hazardous condition) after written notice from Landlord, however, other than with respect to a hazardous condition, if Tenant’s failure to comply cannot reasonably be cured within thirty (30) days, Tenant shall be allowed additional time (not to exceed thirty (30) additional days) as is reasonably necessary to cure the failure so long as Tenant begins the cure within thirty (30) days and diligently pursues the cure to completion; (iii) Tenant fails to observe or perform any of the covenants with respect to delivering subordination agreements or estoppel certificates as set forth in Section 22, (iv) the leasehold interest of Tenant is levied upon or attached under process of law; (v) Tenant dissolves; (vi) Tenant abandons or vacates the Premises; or (vii) any voluntary or involuntary proceedings are filed by or against Tenant or any guarantor of this Lease under any bankruptcy, insolvency or similar laws and, in the case of any involuntary proceedings, are not dismissed within ninety (90) days after filing.

17. Remedies

A. Upon the occurrence of any Event of Default, Landlord shall have the following rights and remedies, in addition to those allowed by law or equity, anyone or more of which may be exercised without further notice to or demand upon Tenant and which may be pursued successively or cumulatively as Landlord may elect:

(1)	Landlord may re-enter the Premises and attempt to cure any default of Tenant, in which event Tenant shall, upon demand, reimburse Landlord as Additional Rent for all reasonable costs and expenses which Landlord incurs to cure such default;

(2)	Landlord may terminate this Lease by giving to Tenant notice of Landlord’s election to do so, in which event the Lease Term shall end, and all right, title and interest of Tenant hereunder shall expire, on the date stated in such notice;

(3)	Landlord may terminate the right of Tenant to possession of the Premises without terminating this Lease by giving notice to Tenant that Tenant’s right to possession shall end on the date stated in such notice, whereupon the right of Tenant to possession of the Premises or any part thereof shall cease on the date stated in such notice; and

(4)	Landlord may enforce the provisions of this Lease by a suit or suits in equity or at law for the specific performance of any covenant or agreement contained herein, or for the enforcement of any other appropriate legal or equitable remedy, including recovery of all moneys due or to become due from Tenant under any of the provisions of this Lease.

Landlord shall not be required to serve Tenant with any notices or demands as a prerequisite to its exercise of any of its rights or remedies under this Lease, other than those notices and demands specifically required under this Lease. In order to regain possession of the Premises and to deny Tenant access thereto, Landlord or its agent may, at the expense and liability of the Tenant, alter or change any or all locks or other security devices controlling access to the Premises without posting or giving notice of any kind to Tenant and Landlord shall have no obligation to provide Tenant a key to new locks installed in the Premises or grant Tenant access to the Premises. Tenant shall not be entitled to recover possession of the Premises, terminate this Lease, or recover any actual, incidental, consequential, punitive, statutory or other damages or award of attorneys’ fees, by reason of Landlord’s alteration or change of any lock or other security device and the resulting exclusion from the Premises of the Tenant or Tenant’s agents, servants, employees, customers, licensees, invitees or any other persons from the Premises. Landlord may, without notice, remove and either dispose of or store, at Tenant’s expense, any property belonging to Tenant that remains in the Premises after Landlord has regained possession thereof. TENANT KNOWINGLY AND VOLUNTARILY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY LAWSUIT BROUGHT BY LANDLORD TO RECOVER POSSESSION OF THE PREMISES FOLLOWING LANDLORD’S TERMINATION OF THIS LEASE OR THE RIGHT OF TENANT TO POSSESSION OF THE PREMISES PURSUANT TO THE TERMS OF THIS LEASE AND ON ANY CLAIM FOR

DELINQUENT RENT WHICH LANDLORD MAY JOIN IN ITS LAWSUIT TO RECOVER POSSESSION. LANDLORD IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THE FOREGOING WAIVER.

B. If Landlord exercises either of the remedies provided in Sections 17A(2) or 17A(3), Tenant shall surrender possession and vacate the Premises and immediately deliver possession thereof to Landlord, and Landlord may re-enter and take complete and peaceful possession of the Premises, and Landlord may remove all occupants and property therefrom, using such force as may be necessary to the extent allowed by law, without being deemed guilty in any manner of trespass, eviction or forcible entry and detainer and without relinquishing Landlord’s right to Rent or any other right given to Landlord hereunder or by operation of law.

C. If Landlord terminates the right of Tenant to possession of the Premises without terminating this Lease, Landlord shall have the right to immediate recovery of all amounts then due hereunder. Such termination of possession shall not release Tenant, in whole or in part, from Tenant’s obligation to pay Rent hereunder for the full Lease Term, and Landlord shall have the right, from time to time, to recover from Tenant, and Tenant shall remain liable for, all Rent accruing as it becomes due under this Lease during the period from the date of such notice of termination of possession to the stated end of the Lease Term. In any such case, Landlord shall make reasonable efforts, in accordance with Section 17E hereof, to relet the Premises. In attempting to relet the Premises, Landlord may make repairs, alterations and additions in or to the Premises and redecorate the same to the extent reasonably deemed by Landlord necessary, and Tenant upon demand shall pay the reasonable cost of all of the foregoing together with Landlord’s reasonable expenses of reletting. The rents from any such reletting shall be applied first to the payment of the expenses of reentry, redecoration, repair and alterations and the expenses of reletting (including reasonable attorneys’ fees and brokers’ fees and commissions) and second to the payment of Rent herein provided to be paid by Tenant. Any excess or residue shall operate only as an offsetting credit against the amount of Rent due and owing as the same thereafter becomes due and payable hereunder.

D. If this Lease is terminated by Landlord, Landlord shall be entitled to recover from Tenant all Rent accrued and unpaid for the period up to and including such termination date, as well as all other additional sums payable by Tenant, or for which Tenant is liable or for which Tenant has agreed to indemnify Landlord, which may be then owing and unpaid, and all reasonable costs and expenses, including court costs and reasonable attorneys’ fees incurred by Landlord in the enforcement of its rights and remedies hereunder. In addition, Landlord shall be entitled to recover as damages for loss of the bargain and not as a penalty (l) the aggregate sum which at the time of such termination represents the excess, if any, of the present value of the aggregate Rent which would have been payable after the termination date had this Lease not been terminated, including, without limitation, the amount projected by Landlord to represent Additional Rent for the remainder of the Lease Term, over the then present value of the then aggregate fair rent value of the Premises for the balance of the Lease Term, such present worth to be computed in each case on the basis of a ten percent (10%) per annum discount from the respective dates upon which such Rent would have been payable hereunder had this Lease not been terminated, and (2) any damages in addition thereto, including without limitation reasonable attorneys’ fees and court costs, which Landlord sustains as a result of the breach of any of the covenants of this Lease other than for the payment of Rent.

E. Landlord shall use commercially reasonable efforts to mitigate any damages resulting from an Event of Default by Tenant under this Lease. Landlord’s obligation to mitigate damages after an Event of Default by Tenant under this Lease shall be satisfied in full if Landlord undertakes to lease the Premises at then market rates to another tenant (a “Substitute Tenant”) in accordance with the following criteria: (1) intentionally omitted; (2) Landlord shall not be obligated to lease or show the Premises, on a priority basis, or offer the Premises to a prospective tenant when other premises in the Project suitable for that prospective tenant’s use are (or soon will be) available; (3) Landlord shall not be obligated to lease the Premises to a Substitute Tenant for a rent less than the current fair market rent then prevailing for similar uses in comparable buildings in the same market area as the Building, nor shall Landlord be obligated to enter into a new lease under other terms and conditions that are unacceptable to Landlord under Landlord’s then current leasing policies for comparable space in the Project; (4) Landlord shall not be obligated to enter into a lease with a Substitute Tenant whose use would: (i) violate any restriction, covenant, or requirement contained in the lease of another tenant of the Project; (ii) adversely affect the reputation of the Project; or (iii) be incompatible with the operation of the Project; and (5) Landlord shall not be obligated to enter into a lease with any proposed Substitute Tenant which does not have, in Landlord’s reasonable opinion, sufficient financial resources to operate the Premises in a first class manner and to fulfill all of the obligations in connection with the lease thereof as and when the same become due.

F. The receipt by Landlord of less than the full Rent due shall not be construed to be other than a payment on account of Rent then due, nor shall any statement on Tenant’s check or any letter accompanying Tenant’s check be deemed an accord and satisfaction, and Landlord may accept such payment without prejudice to Landlord’s right to recover the balance of the Rent due or to pursue any other remedies provided in this Lease. The acceptance by Landlord of Rent hereunder shall not be construed to be a waiver of any breach by Tenant of any term, covenant or condition of this Lease. No act or omission by Landlord or its employees or agents during the term of this Lease shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such a surrender shall be valid unless in writing and signed by Landlord.

G. In the event of any litigation between Tenant and Landlord to enforce or interpret any provision of this Lease or to enforce any right of either party hereto, the unsuccessful party to such litigation shall pay to the successful party all costs and expenses, including reasonable attorney’s fees, incurred therein.

H. All property of Tenant removed from the Premises by Landlord pursuant to any provision of this Lease or applicable law may be handled, removed or stored by Landlord at the cost and expense of Tenant, and Landlord shall not be responsible in any event for the value, preservation or safekeeping thereof. Tenant shall pay Landlord for all expenses incurred by Landlord with respect to such removal and storage so long as the same is in Landlord’s possession or under Landlord’s control. All such property not removed from the Premises or retaken from storage by Tenant within thirty (30) days after the end of the Lease Tern or termination of Tenant’s right to possession of the Premises, however terminated, at Landlord’s option, shall be conclusively deemed to have been conveyed by Tenant to Landlord by bill of sale without further payment or credit by Landlord to Tenant.

18. No Waiver

Failure of either party to declare any default immediately upon its occurrence, or delay in taking any action in connection with an event of default, shall not constitute a waiver of such default, nor shall it constitute an estoppel against the non-defaulting party, but the non-defaulting party shall have the right to declare the default at any time and take such action as is lawful or authorized under this Lease. Failure by non-defaulting party to enforce its rights with respect to anyone default shall not constitute a waiver of its rights with respect to any subsequent default.

19. Peaceful Enjoyment

Tenant shall, and may peacefully have, hold, and enjoy the Premises, subject to the other terms hereof, provided that Tenant pays the Rent and other sums herein recited to be paid by Tenant and timely performs all of Tenant’s covenants and agreements herein contained.

20. Substitution

Landlord shall not have the right to relocate Tenant to a different premises within the Building or the Project for any reason.

21. Holding Over

If Tenant continues to occupy the Premises after the expiration or other termination of this Lease or the termination of Tenant’s right of possession, such occupancy shall be that of a tenancy at sufferance. Tenant shall, throughout the entire holdover period, be subject to all the terms and provisions of this Lease and shall pay for its use and occupancy an amount (on a per month basis without reduction for any partial months during any such holdover) equal to one hundred fifty percent (150%) of the Base Rent plus one hundred percent (100%) of the Additional Rent due under this Lease for the last full month of the term hereof during such holdover. No holding over by Tenant or payments of money by Tenant to Landlord after the expiration of the Lease Term shall be construed to extend the Lease Term or prevent Landlord from recovery of immediate possession of the Premises by summary proceedings or otherwise Tenant shall also be liable to Landlord for all direct and consequential damages which Landlord may suffer by reason of any holding over by Tenant.

22. Subordination to Mortgage; Estoppel Certificate; Collateral Access Agreement

Tenant accepts this Lease subject and subordinate to any ground lease, mortgage, deed of trust or other lien presently existing or hereafter arising upon the Premises, or upon the Building or the Project and to any renewals, modifications, refinancings and extensions thereof, but Tenant agrees that any such mortgagee shall have the right at any time to subordinate such mortgage, deed of trust or other lien to this Lease on such terms and subject to such conditions as such mortgagee may deem appropriate in its discretion. The provisions of the foregoing sentence shall be self-operative and no further instrument of subordination shall be required. However, Landlord is hereby irrevocably vested with full power and authority to subordinate this Lease to any mortgage, deed of trust or other lien now existing or hereafter placed upon the Premises, or the Building or the Project and Tenant agrees within ten (10) Business Days after written demand to execute such further instruments subordinating this Lease or attorning to the holder of any such liens as Landlord may request. Tenant agrees that it shall from time-to-time furnish within ten (10) Business Days after so requested by Landlord, a certificate signed by Tenant certifying as to such factual matters as may be reasonably requested by Landlord. Any such certificate may be relied upon by any ground lessor, prospective purchaser, secured party, mortgagee or any beneficiary under any mortgage, deed of trust on the Building or the Project or any part thereof or interest of Landlord therein. Notwithstanding the foregoing, Landlord agrees to deliver to Tenant concurrently with the execution of this Lease a subordination, non-disturbance and attornment agreement from Wachovia Bank, National Association, the current holder of a mortgage on the Building, in the form of Exhibit I attached hereto. Tenant agrees to execute such subordination, non-disturbance and attornment agreement concurrently with the execution of this Lease.

Landlord acknowledges that Tenant is a party to certain credit and security agreements covering Tenant’s personal property collateral, a part of which will be stored at the Premises. Landlord agrees that within ten (10) Business Days after receiving a request from Tenant or Tenant’s lenders, Landlord shall execute and deliver, at Tenant’s sole cost and expense, a collateral access agreement or similar agreement requested by Tenant or Tenant’s lender in a form satisfactory to Landlord, which agreement must include the following provisions: (i) such lender(s) shall give Landlord notice of any public or private sale by such lender of Tenant’s property; (ii) no public or private sale by any Lender shall be held on the Premises; (iii) the lender can enter the Premises for purpose of removal of Tenant’s property only if the lender agrees to restore or repair all damage to the Premises caused by such removal, the lender gives Landlord notice in the event that any of Tenant’s property is removed from the Premises, and the lender indemnifies Landlord for any claim, liability or expense (including reasonable attorney’s fees) arising out of or in connection with the lender’s removal of Tenant’s personal property and the lender’s entry and activities upon the Premises, EVEN IF THE SAME ARE CAUSED BY THE NEGLIGENCE OF THE LANDLORD OR ITS AGENTS.

23. Notice

Any notice required or permitted to be given under this Lease or by law shall be deemed to have been given if it is written and delivered in person or mailed by Registered or Certified mail, postage prepaid, or sent by a nationally recognized overnight delivery service to the party who is to receive such notice at the address specified in Section 1 of this Lease (and, if no address is listed for Tenant, notices to Tenant shall be delivered to the Premises). When so mailed, the notice shall be deemed to have been given two (2) Business Days after the date it was mailed. When sent by overnight delivery service, the notice shall be deemed to have been given on the next Business Day after deposit with such overnight delivery service. The address specified in Section 1 of this Lease may be changed from time to time by giving written notice thereof to the other party.

24. Surrender of Premises

Upon the termination of the Lease Term, or upon any termination of Tenant’s right to possession of the Premises, Tenant will at once surrender possession of the Premises to Landlord in good condition and repair, ordinary wear and tear excepted. Tenant shall surrender to Landlord all keys to the Premises and make known to Landlord the combination of all combination locks which Tenant is required to leave on the Premises.

25. Rights Reserved to Landlord

Landlord reserves the following rights, exercisable without notice, except as provided herein, and without liability to Tenant for damage or injury to property, person or business and without affecting an eviction or disturbance of Tenant’s use or possession or giving rise to any claim for setoff or abatement of rent or affecting any of Tenant’s obligations under this Lease: (1) upon thirty (30) days’ prior notice to change the name or street address of the Building; (2) to install and maintain signs on the exterior of the Building; (3) to designate and approve window coverings to present a uniform exterior appearance; (4) to retain at all times and to use in appropriate instances, pass keys to all locks within and to the Premises; (5) to approve the weight, size, or location of heavy equipment, or articles within the Premises; (6) to change the arrangement and location of public parts of the Project; (7) to regulate access to telephone, electrical and other utility closets in the Building, if any, and to require use of designated contractors for any work involving access to the same; (8) if Tenant has vacated the Premises during the last nine (9) months of the Lease Term, to perform additions, alterations and improvements to the Premises in connection with a reletting or anticipated reletting thereof without being responsible or liable for the value or preservation of any then existing improvements to the Premises and without effectuating a surrender or entitling Tenant to any abatement of Rent; (9) to grant to anyone the exclusive right to conduct any business or undertaking in the Building provided Landlord’s exercise of its rights under this clause (9), shall not be deemed to prohibit Tenant from the operation of its business in the Premises; (10) to enter the Premises to inspect the same or to show the Premises to prospective purchasers, mortgagees, tenants (during the last nine (9) months of the Lease Term) or insurers, or to clean or make repairs, alterations or additions thereto, provided that, except for any entry in an emergency situation, Landlord shall provide Tenant with reasonable prior written notice of any entry into the Premises; and (11) to temporarily close the Premises or the Building to perform repairs, alterations or additions in the Premises or the Building, provided that, except in the event of an emergency, Landlord shall perform any such work requiring the closure of the Premises or the Building after standard business hours. In exercising its rights under this Section 25, Landlord shall make commercially reasonable efforts to avoid unreasonably interfering with Tenant’s business operations in the Premises.

26. Miscellaneous

A. If any term or provision of this Lease, or the application thereof, shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

B. Tenant agrees not to record this Lease or any short form or memorandum hereof.

C. This Lease and the rights and obligations of the parties hereto shall be interpreted, construed, and enforced in accordance with the laws of the state in which the Building is located.

D. The term “Force Majeure” shall mean strikes, riots, acts of God, shortages of labor or materials, war, acts of terrorism, governmental laws, regulations or restrictions, or any other cause whatsoever beyond the control of Landlord or Tenant, as the case may be. Whenever a period of time is herein prescribed for the taking of any action by Landlord or Tenant (other than the payment of Rent and all other such sums of money as shall become due hereunder), such party shall not be liable or responsible for, and there shall be excluded from the computation of such period of time, any delays due to events of Force Majeure.

E. Except as expressly otherwise herein provided, with respect to all required acts of Tenant, time is of the essence of this Lease.

F. Landlord shall have the right to transfer and assign, in whole or in part, all of its rights and obligations hereunder and in the Building and Project referred to herein, and in such event and upon such transfer Landlord shall be released from any further obligations hereunder, and Tenant agrees to look solely to such successor in interest of Landlord for the performance of such obligations.

G. Tenant hereby represents to Landlord that it has dealt directly with and only with the Broker as a broker in connection with this Lease. Landlord and Tenant hereby indemnify and hold each other harmless against any loss, claim, expense or liability with respect to any commissions or brokerage fees claimed by any broker or finder other than the Broker on account of the execution and/or renewal of this Lease due to any action of the indemnifying party. Landlord agrees to pay the commissions due to Providence Commercial Real Estate Services, Inc. (“Providence”) in connection with this Lease pursuant to the terms of that certain written agreement by and between Landlord and Providence dated February 10, 2009. Landlord agrees to pay the commissions due to Landlord’s broker in connection with this Lease pursuant to a separate written agreement with such broker.

H. If there is more than one Tenant, or if Tenant as such is comprised of more than one person or entity, the obligations hereunder imposed upon Tenant shall be joint and several obligations of all such parties. All notices, payments, and agreements given or made by, with or to anyone of such persons or entities shall be deemed to have been given or made by, with or to all of them.

I. Tenant acknowledges that the financial capability of Tenant to perform its obligations hereunder is material to Landlord and that Landlord would not enter into this Lease but for its belief, based on its review of Tenant’s financial statements, that Tenant is capable of performing such financial obligations. Tenant hereby represents, warrants and certifies to Landlord that its financial statements previously furnished to Landlord were at the time given true and correct in all material respects and that there have been no material subsequent changes thereto as of the date of this Lease. Tenant, within fifteen (15) days after request, shall provide Landlord with a current financial statement and such other information as Landlord may reasonably request in order to create a “business profile” of Tenant and determine Tenant’s ability to fulfill its obligations under this Lease. Landlord, however, shall not require Tenant to provide such information unless Landlord requires the information in connection with a proposed financing or sale of the Building. Any information provided hereunder by Tenant shall be kept confidential by Landlord; provided that Landlord shall be entitled to disclose such information to its directors, officers, employees and advisers (including attorneys, accountants, financial advisors and property managers), lenders, prospective lenders and prospective purchasers of the Project, and as required by law.

J. Notwithstanding anything to the contrary contained in this Lease, the expiration of the Lease Term, whether by lapse of time or otherwise, shall not relieve Tenant from Tenant’s obligations accruing prior to the expiration of the Lease Term, and such obligations shall survive any such expiration or other termination of the Lease Term.

K. Landlord and Tenant understand, agree and acknowledge that (i) this Lease has been freely negotiated by both parties; and (ii) in any controversy, dispute or contest over the meaning, interpretation, validity, or enforceability of this Lease or any of its terms or conditions, there shall be no inference, presumption, or conclusion drawn whatsoever against either party by virtue of that party having drafted this Lease or any portion thereof.

L. The headings and titles to the paragraphs of this Lease are for convenience only and shall have no affect upon the construction or interpretation of any part hereof. The term “including” shall be deemed to mean “including without limitation”.

M. Landlord and Tenant agree that each provision of the Lease for determining charges, amounts and Additional Rent payments by Tenant (including without limitation, Section 4 of this Lease) is commercially reasonable, and as to each such charge or amount, constitutes a “method by which the charge is to be computed” for purposes of Section 93.012 (Assessment of Charges) of the Texas Property Code, as such section now exists or as it may be hereafter amended or succeeded.

N. TENANT HEREBY WAIVES ALL RIGHTS TO PROTEST THE APPRAISED VALUE OF THE PROPERTY OR TO APPEAL THE SAME AND ALL RIGHTS TO RECEIVE NOTICES OF REAPPRAISALS AS SET FORTH IN SECTIONS 41.413 AND 42.015 OF THE TEXAS TAX CODE. However, Landlord agrees to take such steps as a reasonably prudent landlord would take with respect to protesting the appraised value of the Project.

O. WAIVER OF CONSUMER PROTECTION ACT. Intentionally omitted.

P. Landlord hereby waives any Landlord’s lien whether under common law, constitutional, contractual or statutory, against Tenant’s property.

27. No Offer

Landlord has delivered a copy of this Lease to Tenant for Tenant’s review only, and the delivery hereof does not constitute an offer to Tenant or an option. This Lease shall not be effective until an original of this Lease executed by both Landlord and Tenant and an original Guaranty, if applicable, executed by each Guarantor is delivered to and accepted by Landlord, and this Lease has been approved by Landlord’s mortgagee, if required.

28. Entire Agreement

This Lease, including the Exhibits attached hereto, and the Work Letter constitutes the entire agreement between the parties hereto with respect to the subject matter of this Lease and supersedes all prior agreements and understandings between the parties related to the Premises, including all lease proposals, letters of intent and similar documents. Tenant expressly acknowledges and agrees that Landlord has not made and is not making, and Tenant, in executing and delivering this Lease, is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this Lease. This Lease may be modified only by a written agreement signed by Landlord and Tenant. Landlord and Tenant expressly agree that there are and shall be no implied warranties of merchantability, habitability, suitability, fitness for a particular purpose or of any other kind arising out of this Lease, all of which are hereby waived by Tenant, and that there are no warranties which extend beyond those expressly set forth in this Lease.

29. Limitation of Liability

If Landlord fails to perform any of its obligations hereunder within thirty (30) days after written notice from Tenant specifying such failure, except as otherwise set forth herein, Tenant’s exclusive remedy shall be an action for damages. Except as otherwise set forth in this Section 29, unless Landlord fails to so cure such default after such notice, Tenant shall not have any remedy or cause of action by reason thereof. The foregoing notwithstanding, if Landlord shall exercise in good faith diligent efforts within such thirty (30) day period to cure the failure specified in the notice but shall not be able to do so because of acts of God, riots, or labor strikes, then any such failure shall not be considered a default so long as Landlord shall continue to exercise in good faith such diligent efforts to cure such failure and shall do so within a reasonable period of time. Notwithstanding any other provision hereof, if Landlord fails to perform its maintenance and repair obligations hereunder and if (i) the lack of such maintenance and repair by Landlord materially impairs Tenant’s use of the Premises, (ii) the need for such maintenance and repair is not caused by Tenant or Tenant’s contractors, agents, employees, customers, licensees or invitees, and (iii) Landlord fails to make any required repairs within thirty (30) days after the receipt of Tenant’s written notice or, in the event the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance and Landlord fails to commence performance within the thirty (30) day period and thereafter diligently pursue the completion of same using commercially reasonable efforts, Tenant may, at its option, make such repair or replacement on Landlord’s behalf and recover from Landlord, within thirty (30) days after Landlord’s receipt of Tenant’s invoice therefor, Tenant’s reasonable out-of-pocket costs and expenses in connection with the exercise of such right; provided that if the repair or replacement affects any portion of the Building which is the subject of any warranty or maintenance/service agreement (such as, without limitation, the roof), Tenant shall use Landlord’s designated contractor for such repair and/or replacement so as not to impair or invalidate the warranty or maintenance/service agreement. In the case of any damage to such components or systems caused by Tenant or Tenant’s agents, employees, contractors, customers, licensees or invitees, the cost to repair the same shall be paid for by Tenant. Any liability of Landlord under this Lease shall be limited solely to its interest in the Project, and in no event shall any personal liability be asserted against Landlord, its members, or their respective members, partners, shareholders, officers, directors, agents or employees, in connection with this Lease nor shall any recourse be had to any other property or assets of Landlord, its members, or their respective members, partners, shareholders, officers, directors, agents or employees. In no event shall Landlord be liable for consequential or special damages as a result of a breach or default under this Lease. TENANT HEREBY WAIVES ITS STATUTORY LIEN UNDER SECTION 91.004 OF THE TEXAS PROPERTY CODE.

30. Hazardous Substances

A. Tenant hereby represents and covenants to Landlord the following: No toxic or hazardous substances or wastes, pollutants or contaminants (including, without limitation, asbestos, urea formaldehyde, the group of organic compounds known as polychlorinated biphenyls, petroleum products including gasoline, fuel oil, crude oil and various constituents of such products, radon, and any hazardous substance as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. 9601-9657, as amended (“CERCLA”) (collectively, “Environmental Pollutants”) other than customary office supplies and cleaning supplies stored and handled within the Premises in accordance with all applicable laws, will be generated, treated, stored, released or disposed of, or otherwise placed, deposited in or located on the Project, and no activity shall be taken on the Project, by Tenant, its agents, employees, invitees or contractors, that would cause or contribute to (i) the Project or any part thereof to become a generation, treatment, storage or disposal facility within the meaning of or otherwise bring the Project within the ambit of the Resource Conservation and Recovery Act of 1976 (“RCRA”), 42 U.S.C. 5901 et. seq., or any similar state law or local ordinance, (ii) a release or threatened release of toxic or hazardous wastes or substances, pollutants or contaminants, from the Project or any part thereof within the meaning of, or otherwise result in liability in connection with the Project within the ambit of CERCLA, or any similar state law or local ordinance, or (iii) the discharge of pollutants or effluents into any water source or system, the dredging or filling of any waters, or the discharge into the air of any emissions, that would require a permit under the Federal Water Pollution Control Act, 33 U.S.C. 1251 et. seq., or the Clean Air Act, 42 U.S.C. 7401 et. seq., or any similar state law or local ordinance.

B. Tenant expressly waives, to the extent allowed by law, any claims under federal, state or other law that Tenant might otherwise have against Landlord relating to the condition of such Project or the Premises or the Alterations or personal property located thereon or the presence in or contamination of the Project or the Premises by hazardous materials. Tenant agrees to indemnify and hold Indemnitees (as defined in Section 12) harmless from and against and to reimburse Indemnitees with respect to, any and all claims, demands, causes of action, loss, damage, liabilities, costs and expenses (including attorneys’ fees and court costs) of any and every kind or character, known or unknown, fixed or contingent, asserted against or incurred by Landlord at any time and from time-to-time by reason of or arising out of the breach of any representation or covenant contained in Section 30.A above.

C. Tenant shall immediately notify Landlord in writing of any release or threatened release of toxic or hazardous wastes or substances, pollutants or contaminants of which Tenant has knowledge whether or not the release is in quantities that would require under law the reporting of such release to a governmental or regulatory agency.

D. Tenant shall also immediately notify Landlord in writing of, and shall contemporaneously provide Landlord with a copy of:

(1) Any written notice of release of hazardous wastes or substances, pollutants or contaminants on the Project that is provided by Tenant or any subtenant or other occupant of the Premises to a governmental or regulatory agency;

(2) Any notice of a violation, or a potential or alleged violation, of any Environmental Law (hereinafter defined) that is received by Tenant or any subtenant or other occupant of the Premises from any governmental or regulatory agency;

(3) Any inquiry, investigation, enforcement, cleanup, removal, or other action that is instituted or threatened by a governmental or regulatory agency against Tenant or any subtenant or other occupant of the Premises and that relates to the release or discharge of hazardous wastes or substances, pollutants or contaminants on or from the Project;

(4) Any claim that is instituted or threatened by any third-party against Tenant or any subtenant or other occupant of the Premises and that relates to any release or discharge of hazardous wastes or substances, pollutants or contaminants on or from the Project; and

(5) Any notice of the loss of any environmental operating permit by Tenant or any subtenant or other occupant of the Premises.

E. As used herein “Environmental Laws” mean all present and future federal, state and municipal laws, ordinances, rules and regulations applicable to environmental and ecological conditions, and the rules and regulations of the U.S. Environmental Protection Agency, and any other federal, state or municipal agency, or governmental board or entity relating to environmental matters.

F. To the best of Landlord’s knowledge, based solely on that certain Phase I Environmental Site Assessment dated March 29, 2007 prepared by Terracon, as Project No. 90077073 (the “Phase I Report”), as of the date of this Lease, except as set forth in the Phase I Report, there are no Environmental Pollutants in or on the Premises or the Project in violation of applicable environmental laws.

G. Notwithstanding anything to the contrary set forth above, Tenant shall have no liability for any Environmental Pollutants located on the Project on or prior to the Commencement Date unless the same were introduced by Tenant or its agents, employees or contractors.

SIGNATURE PAGE TO FOLLOW

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

LANDLORD:

TDC PRUE ROAD, L.P., a Delaware limited partnership

By:	TDC Prue Road GP, L.L.C., a Delaware limited liability company, its general partner

By:	/s/ Kevin Roberts
Name:	Kevin Roberts
Title:	President – Central Texas Region

TENANT:

ASSET ACCEPTANCE, LLC, a Delaware limited liability company

By:	/s/ Mark A. Redman
Name:	Mark A. Redman
Title:	Senior Vice President and Chief Financial Officer, Manager

EXHIBIT A-1

LEGAL DESCRIPTION OF LAND

North Tract

Lot 46 and 48, NCB 14862, Replat of Network.Com Subdivision, Volume 9576, Page 212 of the Deed and Plat Records of Bexar County, Texas.

South Tract

Lot 16, Block 5, NCB 14705, Amending Plat of Lots 1, 2, and 3, Block 5 Oakland Estates Subdivision, Volume 9576, Page 62 of the Deed and Plat Records of Bexar County, Texas.

A-1-1

EXHIBIT B

RULES AND REGULATIONS

The following rules and regulations shall apply, where applicable, to the Premises, the Building, the parking areas associated therewith (if any), the Project and the appurtenances thereto:

1. Sidewalks, entrances, passageways and courts in and about the Project shall not be obstructed nor shall objects be placed against glass partitions, doors or windows which would be unsightly from the exterior of the Building.

2. Plumbing, fixtures and appliances shall be used for only the purpose for which they were designed and no foreign substance of any kind whatsoever shall be thrown or placed therein. Damage resulting to any such fixtures or appliances from misuse by Tenant or its agents, employees or invitees, shall be paid for by Tenant and Landlord shall not in any case be responsible therefor.

3. Any sign, lettering, picture, notice or advertisement installed within the Premises which is visible from the public corridors within the Building shall be installed in such manner, and be of such character and style, as Landlord shall approve, in writing in its reasonable discretion. No sign, lettering, picture, notice or advertisement shall be placed on any outside window or door or in a position to be visible from outside the Building.

4. Tenant shall not place any additional lock or locks on any door in the Premises or Building without Landlord’s prior written consent. A reasonable number of keys to the locks on the doors in the Premises shall be furnished by Landlord to Tenant at the cost of Tenant, and Tenant shall not have any duplicate keys made. All keys and passes shall be returned to Landlord at the expiration or earlier termination of this Lease.

5. Tenant shall refer all contractors, contractors’ representatives and installation technicians to Landlord for Landlord’s supervision, approval and control before the performance of any contractual services. This provision shall apply to all work performed in the Building including, but not limited to installation of telephones, electrical devices and attachments, doors, entranceways, and any and all installations of every nature affecting floors, walls, window trim, ceilings, equipment and any other physical portion of the Building.

6. Tenant shall cause all doors to the Premises to be closed and securely locked before leaving the Building at the end of the day.

7. Tenant shall keep all electrical and mechanical apparatus owned by Tenant free of vibration, noise and airwaves which may be transmitted beyond the Premises.

8. Canvassing, soliciting and peddling in or about the Building or Project is prohibited. Tenant shall cooperate and use its best efforts to prevent the same.

9. Tenant shall not use the Premises in any manner which would overload the heating, ventilating or air conditioning systems.

10. Tenant shall not utilize any equipment or apparatus in such manner as to create any magnetic fields or waves which adversely affect or interfere with the operation of any systems or equipment in the Building or Project.

11. Tenant shall not operate or permit to be operated on the Premises any coin or token operated vending machine or similar device (including, without limitation, telephones, lockers, toilets, scales, amusements devices and machines for sale of beverages, foods, candy, cigarettes or other goods), except for those vending machines or similar devices which are for the sole and exclusive use of Tenant’s employees.

12. To the extent permitted by law, Tenant shall not permit picketing or other union activity involving its employees or agents in the Building or on the Project, except in those locations and subject to time and other constraints as to which Landlord may give its prior written consent, which consent may be withheld in Landlord’ sole discretion.

13. Tenant shall comply with all applicable laws, ordinances, governmental orders or regulations and applicable orders or directions from any public office or body having jurisdiction, with respect to the Premises, the Building, the Project and their respective use or occupancy thereof. Tenant shall not make or permit any use of the Premises, the Building or the Project, respectively, which is directly or indirectly forbidden by law, ordinance, governmental regulation or order, or direction of applicable public authority, or which may be dangerous to person or property.

14. Tenant shall not use or occupy the Premises in any manner or for any purpose which would injure the reputation or impair the present or future value of the Premises, the Building or the Project; without limiting the foregoing, Tenant shall not use or permit the Premises or any portion thereof to be used for lodging, sleeping or for any illegal purpose.

15. Tenant shall carry out Tenant’s permitted repair, maintenance, alterations, and improvements in the Premises in a manner which will not interfere with the rights of other tenants in the Building.

16. Landlord may from time to time adopt appropriate systems and procedures for the security or safety of the Building, its occupants, entry and use, or its contents. Tenant, Tenant’s agents, employees, contractors, guests and invitees shall comply with Landlord’s reasonable requirements thereto.

17. Landlord shall have the right to prohibit the use of the name of the Building or any other publicity by Tenant that in Landlord’s opinion may tend to impair the reputation of the Building or its desirability for Landlord or its other tenants. Upon written notice from Landlord, Tenant will refrain from and/or discontinue such publicity immediately.

18. Neither Tenant nor any of its employees, agents, contractors, invitees or customers shall smoke in any area designated by Landlord (whether through the posting of a “no smoking” sign or otherwise) as a “no smoking” area. In no event shall Tenant or any of its employees, agents, contractors, invitees or customers smoke at the entrances to the Building. Landlord reserves the right to designate, from time to time, additional areas of the Building and the Project as “no smoking” areas and to designate the entire Building and the Project as a “no smoking” area.

19. Tenant, its officers, agents, servants, employees, patrons, licensees, customers, visitors or invitees shall not bring into the Premises or keep on Premises any fish, fowl, reptile, insect or animal without the prior written consent of the Landlord.

20. Neither Tenant nor any officer, agent, employee, servant, patron, customer, visitor, licensee or invitee of any Tenant shall go upon the roof of the Building, without the written consent of the Landlord.

21. Tenant shall not maintain armed security in or about the Premises.

22. Upon expiration or earlier termination of this Lease, in addition to the requirements under the terms the Lease, Tenant shall ensure that:

a.	All interior lights and bulbs are operational.

b.	All exhaust, ceiling and overhead fans are operational.

c.	Floor areas are broom swept and clean of all trash and materials.

d.	Intentionally omitted.

e.	All telecommunications conduit and wiring installed by or for Tenant specifically for Tenant’s equipment is removed to the originating panel if Landlord so requires.

f.	All furniture, trash and debris are removed.

g.	All signs and pictures, posters, signage, stickers and all similar items of Tenant and any other occupant of the Premises are removed from all walls, windows, doors and all other interior and exterior surfaces of the Premises and other locations of the Project.

h.	All carpet areas are vacuumed.

i.	All uncarpeted office floors are swept, and any excess wax build-up on tile and vinyl floors is properly removed.

j.	All computer cable and conduit installed by or for Tenant is removed to point of origin.

k.	All windows and miscellaneous hardware are operational and in good condition.

l.	Ceiling tiles, grid, light lenses, air grills and diffusers are in place with no holes or stains.

m.	There are no broken windows or other glass items.

n.	Bathroom walls, floors, and fixtures are clean and in good condition.

o.	All plumbing fixtures are intact, operational free of leaks and in good condition.

p.	Intentionally omitted.

r.	Walls are clean and any holes are properly and permanently patched.

[END OF EXHIBIT B]

EXHIBIT C

PAYMENT OF BASIC COSTS

A. During each calendar year, or portion thereof, falling within the Lease Term and beginning on the Commencement Date, Tenant shall pay to Landlord as Additional Rent hereunder Tenant’s Pro Rata Share of Basic Costs (as defined below) for the applicable calendar year. Prior to the Commencement Date, or as soon as practical thereafter, and prior to January 1 of each calendar year during the Lease Term, or as soon as practical thereafter, Landlord shall make a good faith estimate of Basic Costs for the applicable full or partial calendar year and Tenant’s Pro Rata Share thereof. On or before the first day of each month during such calendar year, Tenant shall pay Landlord, as Additional Rent, a monthly installment equal to one-twelfth of Tenant’s Pro Rata Share of Landlord’s estimate of Basic Costs. Landlord shall have the right from time to time during any such calendar year to reasonably revise the estimate of Basic Costs for such year and provide Tenant with a revised statement therefor (provided, however, Landlord agrees that Landlord shall not issue a revised statement more than twice in any calendar year), and thereafter the amount Tenant shall pay each month shall be based upon such revised estimate. If Landlord does not provide Tenant with an estimate of the Basic Costs by January 1 of any calendar year, Tenant shall continue to pay a monthly installment based on the previous year’s estimate until such time as Landlord provides Tenant with an estimate of Basic Costs for the current year. Upon receipt of such current year’s estimate, an adjustment shall be made for any month during the current year with respect to which Tenant paid monthly installments of Additional Rent based on the previous year’s estimate. Tenant shall pay Landlord for any underpayment within thirty (30) days after Landlord’s written demand. Any overpayment of Additional Rent shall, at Landlord’s option, be refunded to Tenant or credited against the installment(s) of Additional Rent next coming due under the Lease. Any amount paid by Tenant based on any estimate shall be subject to adjustment pursuant to Paragraph B below.

B. Within ninety (90) days after the end of each calendar year during the Lease Term, or as soon as is practical thereafter, Landlord shall furnish to Tenant a statement of Landlord’s actual Basic Costs for the previous calendar year. If for any calendar year the Additional Rent collected for the prior year, as a result of Landlord’s estimate of Basic Costs, is in excess of Tenant’s actual Pro Rata Share of Basic Costs for such prior year, then Landlord shall refund to Tenant any overpayment (or at Landlord’s option apply such amount against Additional Rent due or to become due hereunder). Likewise, Tenant shall pay to Landlord, within thirty (30) days after Landlord’s written demand, any underpayment with respect to the prior year whether or not the Lease has terminated prior to receipt by Tenant of a statement for such underpayment, it being understood that this clause shall survive the expiration of the Lease.

C. “Basic Costs” shall mean all direct and indirect costs, expenses paid and disbursements of every kind (subject to the limitations set forth below), which Landlord incurs, pays or becomes obligated to pay in each calendar year in connection with operating, maintaining, repairing, owning and managing the Building and the Project. Basic Costs shall include, without limitation, insurance premiums and deductibles, Taxes and the amortized cost of capital improvements made to the Building or the Project which are (i) primarily for the purpose of reducing operating expense costs or otherwise improving the operating efficiency of the Project or Building; or (ii) required to comply with any laws, rules or regulations of any governmental authority not applicable to the Project or the Building as of the Commencement Date, or a requirement of Landlord’s insurance carrier; or (iii) primarily for the purpose of improving security at the Project or the Building. The cost of such capital improvements shall be amortized over the useful life thereof, as reasonably determined by Landlord, and shall, at Landlord’s option, include interest at a rate that is reasonably equivalent to the interest rate that Landlord would be required to pay to finance the cost of the capital improvement in question as of the date such capital improvement is performed. If a particular expense is incurred or charged to more than one building in the Project rather than solely to the Building, then, at Landlord’s election, for the purposes of calculating Basic Costs, such multi-building expense shall be equitably allocated to Building and the other buildings in the Project for which the expense was incurred.

D. Basic Costs shall not include the following: (i) costs of alterations of tenant spaces (including all tenant improvements to such spaces); (ii) costs of capital improvements, including capital improvements to the roof, structure or foundation or the Building, except as provided in Paragraph C above; (iii) depreciation, interest and principal payments on mortgages, and other debt costs, if any; (iv) real estate brokers’ leasing commissions or compensation and advertising and other marketing expenses; (v) costs or other services or work performed for the singular benefit of another tenant or occupant (other than for Common Areas); (vi) legal, space planning, construction, and other expenses incurred in procuring tenants for the Building or renewing or amending leases with existing tenants or occupants of the Building; (vii) costs of advertising and public relations and promotional costs and attorneys’ fees associated with the leasing of the Building; (viii) any expense for which Landlord actually receives reimbursement from insurance, condemnation awards, other tenants (other than through the payment of additional rent under such tenants’ leases) or any other source; (ix) costs incurred in connection with the sale, financing, refinancing, mortgaging, or other change of ownership of the Building; and (x) rental under any ground or underlying lease or leases.

E. “Taxes” shall mean (i) all real estate taxes and assessments on the Project, the Building or the Premises, and taxes and assessments levied in substitution or supplementation in whole or in part of such taxes, (ii) all personal property taxes for the Project’s personal property, including license expenses, (iii) intentionally omitted, (iv) all sales, use, franchise or other tax now or hereafter imposed by any governmental authority upon rent received by Landlord or on the revenue of Landlord from the Project, excluding state and/or federal income tax (v) all other taxes, fees or assessments now or hereafter levied by any governmental authority on the Project, the Building or its contents or on the operation and use thereof (except as relate to specific tenants), and (vi) all reasonable costs and fees incurred in connection with seeking reductions in or refunds in Taxes including, without limitation, any costs incurred by Landlord to challenge the tax valuation of the Building or Project, but excluding income taxes. For purposes of calculating the amount of franchise taxes to be included in Taxes hereunder, the Project will be treated as if it were the only project owned by Landlord. Estimates of real estate taxes and assessments for any calendar year during the Lease Term shall be determined based on Landlord’s good faith estimate of the real estate taxes and assessments. Taxes and assessments hereunder are those accrued with respect to such calendar year, as opposed to the real estate taxes and assessments paid or payable for such calendar year. In the event Taxes are reduced or a refund of Taxes is received for any calendar year during the Lease Term, Tenant shall be entitled to Tenant’s Pro Rata Share of such reduction or refund.

F. If the Building and the other buildings Landlord operates in conjunction therewith, if any, are not at least ninety-five percent (95%) occupied, in the aggregate, during any calendar year of the Lease Term, actual Basic Costs which vary with occupancy for purposes hereof shall, at Landlord’s option, be determined as if the Building and such other buildings had been ninety-five percent (95%) occupied during such year.

G. Tenant shall have the right to inspect, at reasonable times and in a reasonable manner, during the thirty (30) day period following the delivery of Landlord’s statement of the actual amount of Basic Costs, such of Landlord’s books of account and records as pertain to and contain information concerning such costs and expenses in order to verify the amounts thereof. However, notwithstanding the foregoing, if Landlord and Tenant determine that Tenant’s Pro Rata Share of Basic Costs and/or Taxes, as applicable, for the year in question were less than stated by more than five percent (5%), Landlord, within thirty (30) days after its receipt of paid invoices therefor from Tenant, shall reimburse Tenant for the reasonable amounts paid by Tenant to third parties in connection with such audit by Tenant. Tenant agrees that any information obtained during an inspection by Tenant of Landlord’s books of account and records shall be kept in confidence by Tenant and its agents and employees and shall not be disclosed to any other parties, except to Tenant’s attorneys, accountants and other consultants. Any parties retained by Tenant to inspect Landlord’s books of account and records shall not be compensated on a contingency fee basis. If Tenant shall not dispute any item or items included in the determination of Basic Costs for a particular calendar year by delivering a written notice to Landlord generally describing in reasonable detail the basis of such dispute within sixty (60) days after the statement for such year was delivered to it, Tenant shall be deemed to have approved such statement. During the pendency of any dispute over Basic Costs, Tenant shall pay, under protest and without prejudice, Tenant’s Pro Rata Share of Basic Costs as calculated by Landlord.

[END OF EXHIBIT C]

EXHIBIT D

Intentionally omitted.

D-1

EXHIBIT E

ADDITIONAL PROVISIONS

I. Parking.

(a) During the Lease Term (which shall be deemed to include any Renewal Term), Tenant shall have the right to use, in common with other tenants of the Project, one hundred and thirty five (135) surface parking spaces located on the Project at no additional rental charge; provided that one of such one hundred thirty-five (135) spaces may designated for Tenant’s exclusive use provided that the same is in a location approved by Landlord and Tenant. If in the reasonable opinion of Landlord, Tenant and/or its employees, agents, visitors or customers are using more parking spaces than Tenant is entitled to based on the preceding sentence, Tenant shall immediately upon written notice from Landlord cause its employees, agents, visitors or customers to use only the number of parking spaces allocated to Tenant, and in the event Tenant or its employees, agents, visitors or customers continue to use more parking spaces than Tenant is entitled to use after Tenant’s receipt of three (3) of such written notices within any calendar year, an Event of Default shall be deemed to have occurred under the Lease. Tenant agrees to cooperate with Landlord in Landlord’s management of the surface parking at the Project, including without limitation, providing the license plate numbers of Tenant’s employees parking on the Project and/or the use of parking stickers.

(b) Landlord shall not be responsible for any loss, theft or damage to any articles left in any vehicle while in or being driven to or from the parking area however caused unless due to gross negligence of Landlord, its agents, servants or employees.

(c) Landlord may designate the area in the parking area within which each vehicle may be parked and may make, modify and enforce reasonable rules and regulations relating to the parking of vehicles in the parking area, and Tenant agrees to abide by such rules and regulations. Overnight parking shall be restricted to Tenant’s business vehicles parked in Tenant’s designated loading spaces in the truck court or loading area, unless otherwise approved by Landlord. To the extent permitted by applicable law, vehicles parking in violation of this Exhibit or the rules and regulations applicable to parking may be towed at the vehicle owner’s sole cost and expense.

II. Renewal Option.

(a) Tenant shall have the right to extend the Lease Term with respect to the entire Premises then existing only (the “Renewal Option”) for two additional periods of five (5) years each (each, a “Renewal Term”) commencing on the day following the Expiration Date of the initial Lease Term or the expiration of the first Renewal Term, as applicable, provided that each of the following occurs:

(i) Landlord receives notice of exercise of the Renewal Option (“Initial Renewal Notice”) not less than nine (9) full calendar months prior to the expiration of the initial Lease Term or first Renewal Term, as applicable, and not more than twelve (12) full calendar months prior to the expiration of the initial Lease Term or first Renewal Term, as applicable; and

(ii) Tenant is not in default under the Lease beyond any applicable cure periods at the time that Tenant delivers its Initial Renewal Notice or at the time Tenant delivers its Binding Renewal Notice (hereinafter defined); and

(iii) No part of the Premises is sublet (other than pursuant to a Permitted Transfer) at the time that Tenant delivers its Initial Renewal Notice or at the time Tenant delivers its Binding Renewal Notice; and

(iv) The Lease has not been assigned (other than pursuant to a Permitted Transfer) prior to the date that Tenant delivers its Initial Renewal Notice or prior to the date Tenant delivers its Binding Renewal Notice.

(b) The Base Rent rate per rentable square foot for the Premises during the applicable Renewal Term shall equal the Prevailing Market (hereinafter defined) rate per rentable square foot for the Premises.

(c) Tenant shall pay Additional Rent (i.e. Basic Costs and Taxes) for the Premises during the applicable Renewal Term in accordance with Exhibit C to this Lease.

(d) Within thirty (30) days after receipt of Tenant’s Initial Renewal Notice, Landlord shall advise Tenant of Landlord’s determination of the applicable Base Rent rate for the Premises for the Renewal Term. Tenant, within fifteen (15) days after the date on which Landlord advises Tenant of the applicable Base Rent rate for the Renewal Term, shall either (i) give Landlord final binding written notice (“Binding Renewal Notice”) of Tenant’s exercise of its option, or (ii) if Tenant disagrees with Landlord’s determination, provide Landlord with written notice of rejection (the “Rejection Notice”). If Tenant fails to provide Landlord with either a Binding Renewal Notice or Rejection Notice within such fifteen (15) day period, Tenant’s Renewal Option shall be null and void and of no further force and effect. If Tenant provides Landlord with a Binding Renewal Notice, Landlord and Tenant shall enter into the Renewal Amendment (hereinafter defined) upon the terms and conditions set forth herein. If Tenant provides Landlord with a Rejection Notice, Landlord and Tenant shall work together to agree upon the Prevailing Market rate for the Premises during the Renewal Term. Upon agreement Tenant shall provide Landlord with Binding Renewal Notice and Landlord and Tenant shall enter into the Renewal Amendment in accordance with the terms and conditions hereof. Notwithstanding the foregoing, if Landlord and Tenant are unable to agree upon the Prevailing Market rate for the Premises within thirty (30) days after the date Tenant provides Landlord with the Rejection Notice, Tenant, by written notice to Landlord (the “Arbitration Notice”) within ten (10) days after the expiration of such thirty (30) day period, shall have the right to have the Prevailing Market rate determined in accordance with the arbitration procedures described in Paragraph (e) below. If Landlord and Tenant are unable to agree upon the Prevailing Market rate for the Premises within the thirty (30) day period described and Tenant fails to timely exercise its right to arbitrate, Tenant’s Renewal Option shall be deemed to be null and void and of no further force and effect.

(e) If Tenant provides Landlord with an Arbitration Notice, Landlord and Tenant, within ten (10) days after the date of the Arbitration Notice, shall each simultaneously submit to the other its good faith estimate of the Prevailing Market rate for the Premises during the Renewal Term (collectively referred to as the “Estimates”) and shall each select a broker (hereinafter, an “appraiser”) to determine which of the two Estimates most closely reflects the Prevailing Market rate for the Premises during the Renewal Term. Each appraiser so selected shall (i) be a licensed commercial real estate broker and (ii) have not less than ten (10) years’ experience in the field of commercial brokerage in connection with office buildings comparable to the Building in the San Antonio, Texas area. Upon selection, Landlord’s and Tenant’s appraisers shall work together in good faith to agree upon which of the two Estimates most closely reflects the Prevailing Market rate for the Premises. The Estimate chosen by such appraisers shall be binding on both Landlord and Tenant as the Base Rent rate for the Premises during the Renewal Term. If either Landlord or Tenant fails to appoint an appraiser within the ten (10) day period referred to above, the appraiser appointed by the other party shall be the sole appraiser for the purposes hereof. If the two appraisers cannot agree upon which of the two Estimates most closely reflects the Prevailing Market within thirty (30) days after their appointment, then, within ten (10) days after the expiration of such thirty (30) day period, the two appraisers shall select a third appraiser meeting the aforementioned criteria. Once the third appraiser (i.e. arbitrator) has been selected as provided for above, then, as soon thereafter as practicable but in any case within fourteen (14) days, the arbitrator shall make his determination of which of the two Estimates most closely reflects the Prevailing Market rate and such Estimate shall be binding on both Landlord and Tenant as the Base Rent rate for the Premises. The parties shall share equally in the costs of the arbitrator. Any fees of any appraiser, counsel or experts engaged directly by Landlord or Tenant shall be borne by the party retaining such appraiser, counsel or expert.

(f) If the Prevailing Market rate has not been determined by the commencement date of the Renewal Term, Tenant shall pay Base Rent upon the terms and conditions in effect during the last month of the initial Term for the Premises until such time as the Prevailing Market rate has been determined. Upon such determination, the Base Rent for the Premises shall be retroactively adjusted to the commencement of the Renewal Term. If such adjustment results in an underpayment of Base Rent by Tenant, Tenant shall pay Landlord the amount of such underpayment within thirty (30) days after the determination thereof. If such adjustment results in an overpayment of Base Rent by Tenant, Landlord shall credit such overpayment against the next installment of Base Rent due under this Lease and, to the extent necessary, any subsequent installments, until the entire amount of such overpayment has been credited against Base Rent.

(g) If Tenant is entitled to and properly exercises its Renewal Option, Landlord and Tenant shall execute an amendment (the “Renewal Amendment”) to reflect changes in the Base Rent, Lease Term, Expiration Date and other appropriate terms; provided that an otherwise valid exercise of the Renewal Option shall be fully effective whether or not the Renewal Amendment is executed.

(h) For purpose hereof, “Prevailing Market” rate shall mean the arms length fair market annual rental rate per rentable square foot under new and renewal leases and amendments entered into on or about the date on which the Prevailing Market rate is being determined hereunder for space comparable to the Premises in the Building and office buildings comparable to the Building in the Northwest San Antonio submarket. The determination of Prevailing Market rate shall take into account any material economic differences between the terms of this Lease and any comparison lease, such as rent abatements, construction costs and other concessions and the manner, if any, in which the Landlord under any such lease is reimbursed for operating expenses and taxes. The determination of Prevailing Market rate shall also take into consideration any reasonably anticipated changes in the Prevailing Market rate from the time such Prevailing Market rate is being determined and the time such Prevailing Market rate will become effective under this Lease.

III. Right of First Refusal.

(a) Tenant shall have the ongoing right of first refusal (the “Right of First Refusal”) with respect to approximately 10,000 rentable square feet of space contiguous to the Premises in the Building (such space, the “Refusal Space”). Tenant’s Right of First Refusal shall be exercised as follows: when Landlord has a bona fide third party offer from a prospective tenant other than the existing tenant in the Refusal Space, if any, (the “Prospect”) interested in leasing all or any portion of the Refusal Space upon terms acceptable to Landlord, Landlord shall advise Tenant (the “Advice”) of the terms under which Landlord and such Prospect are prepared to lease the Refusal Space (or applicable portion thereof). If such Prospect is interested in leasing space in the Building in addition to the Refusal Space, Landlord shall include such additional space in the Advice, and such additional space shall be deemed a part of the Refusal Space. Tenant may lease the Refusal Space described in the Advice under such terms, by providing Landlord with written notice of exercise (the “Notice of Exercise”) within ten (10) days after the date of the Advice, except that Tenant shall have no such Right of First Refusal and Landlord need not provide Tenant with an Advice if:

(i) Tenant is in default under the Lease beyond any applicable notice and cure periods at the time that Landlord would otherwise deliver the Advice; or

(ii) more than 25% of the Premises is sublet (other than pursuant to a Permitted Transfer) at the time Landlord would otherwise deliver the Advice; or

(iii) the Lease has been assigned (other than pursuant to a Permitted Transfer) prior to the date Landlord would otherwise deliver the Advice; or

(iv) the Tenant is not occupying the Premises on the date Landlord would otherwise deliver the Advice.

(b) The Term for the Refusal Space shall commence upon the commencement date stated in the Advice and thereupon such Refusal Space shall be considered a part of the Premises, provided that all of the terms stated in the Advice, including the termination date set forth in the Advice, shall govern Tenant’s leasing of such Refusal Space and only to the extent that they do not conflict with the Advice, the terms and conditions of the Lease shall apply to such Refusal Space. Tenant shall pay Base Rent and Additional Rent for such Refusal Space in accordance with the terms and conditions of the Advice. Notwithstanding anything set forth in this Section III to the contrary, in the event Base Rent for the Refusal Space commences within one (1) year after the Commencement Date and the term of the lease for the Refusal Space set forth in the Advice will expire after the Expiration Date of the Lease, the term of the Lease with respect to the Refusal Space shall expire on the Expiration Date of the Lease Term and the allowances, if any, set forth in the Advice to be provided by Landlord shall be adjusted to an amount equal to (i) the per rentable square foot of allowance(s) set forth in the Advice, multiplied by the number of rentable square feet in the Refusal Space, multiplied by (ii) a fraction, the numerator of which is the number of full calendar months which remain in the Lease Term from and after the date Base Rent commences with respect to the Refusal Space and the denominator of which is the number of calendar months in the term of the lease to the Prospect set forth in the Advice. In the event Base Rent for the Refusal Space does not commence within one (1) year after the Commencement Date and the term of the lease for the Refusal Space set forth in the Advice will expire after the Expiration Date of the Lease, Tenant shall have the right to extend the Lease Term with respect to the existing Premises to the date that is coterminous with the expiration date of the Refusal Space at a Base Rent equal to the rate then payable for the Refusal Space (and Tenant shall not be entitled to any allowances in connection with such extension), in which case Tenant shall notify Landlord of such election in the Notice of Election.

(c) The Refusal Space leased by Tenant hereunder shall be accepted by Tenant in its “as-is” condition and as-built configuration existing on the earlier of the date Tenant takes possession of such Refusal Space or the date the term for such Refusal Space commences, unless the Advice specifies work to be performed by Landlord in such Refusal Space, in which case Landlord shall perform such work in such Refusal Space. If Landlord is delayed in delivering possession of such Refusal Space due to the holdover or unlawful possession of such space by any party, Landlord shall use reasonable efforts to obtain possession of the space, and the commencement of the term for such Refusal Space shall be postponed until the date Landlord delivers possession of such Refusal Space to Tenant free from occupancy by any party.

(d) The rights of Tenant hereunder with respect to the Refusal Space shall terminate on the earlier to occur of (i) the expiration of the initial Lease Term; (ii) Tenant’s failure to exercise its Right of First Refusal within the ten (10) day period provided in section (a) above; and (iii) the date Landlord would have provided Tenant an Advice if Tenant had not been in violation of one or more of the conditions set forth in section (a) above. Notwithstanding the foregoing, if (i) Tenant was entitled to exercise its Right of First Refusal, but failed to provide Landlord with a Notice of Exercise within the ten (10) day period provided in section (a) above, and (ii) Landlord does not enter into a lease for the Refusal Space with the same Prospect or any other prospect within a period of six (6) months following the date of the Advice, during the initial Lease Term, Tenant shall once again have a Right of First Refusal with respect to such Refusal Space. In addition, Tenant shall once again have the Right of First Refusal with respect to the Refusal Space if, within such six (6) months period, Landlord proposes to lease the Refusal Space to the Prospect or any other Prospect on terms that are substantially different than those set forth in the Advice. For purposes hereof, the terms offered to a prospect shall be deemed to be substantially the same as those set forth in the Advice as long as there is no more than a ten percent (10%) reduction in the “bottom line” cost per rentable square foot of the

Refusal Space to the Prospect when compared with the “bottom line” cost per rentable square foot under the Advice, considering all of the economic terms of the both deals, respective, including, without limitation, the net rent, any tax or expense escalation or other financial escalation and any financial concessions. Further, if Landlord does enter into a lease for the Refusal Space, Tenant shall have a Right of First Refusal on such Refusal Space (subject to the terms hereof) upon the expiration of the lease with the Prospect.

(e) If Tenant exercises its Right of First Refusal, Landlord and Tenant shall enter into an amendment (the “Refusal Space Amendment”) adding the Refusal Space (or applicable portion thereof) to the Premises on the terms set forth in the Advice and reflecting the changes in the Base Rent, Tenant’s Pro Rata Share, Rentable Square Footage in the Premises, and other appropriate terms; provided that an otherwise valid exercise of the Right of First Refusal shall be fully effective whether or not the Refusal Space Amendment is executed.

(f) Notwithstanding anything herein to the contrary, Tenant’s Right of First Refusal is subject and subordinate to (i) the renewal and/or expansion rights of any tenant leasing all or any portion of the Refusal Space, and (ii) the expansion rights (whether such rights are designated as a right of first offer, right of first refusal, expansion option or otherwise) of any tenant of the Building existing on the date hereof.

[END OF EXHIBIT E]

EXHIBIT F

COMMENCEMENT LETTER

Date

Asset Acceptance, LLC

5250 Prue Road, Suite 525

San Antonio, Texas 78240

Attn:

Re:	Commencement Letter with respect to that certain Lease dated , 2009 by and between TDC Prue Road, L.P., a Delaware limited partnership as Landlord, and Asset Acceptance, LLC, a Delaware limited liability company, as Tenant, concerning the Premises containing 17,445 rentable square feet in the building located at 5250 Prue Road, San Antonio, Texas 78240

Dear                     :

In accordance with the terms and conditions of the above referenced Lease, Tenant hereby accepts possession of the Premises and agrees as follows:

The Commencement Date of the Lease is                                     ;

The Expiration Date of the Lease is                                     .

Landlord agrees to complete the work in the Premises identified in the punch list jointly prepared by Landlord and Tenant dated                     . Tenant accepts possession of the Premises subject to Landlord’s obligation to complete the work identified on the punch list.

Please acknowledge your acceptance of possession and agreement to the terms set forth above by signing all three (3) copies of this Commencement Letter in the space provided and returning two (2) fully executed copies of the same to my attention.

Sincerely,

XXXXXXXXX

Project Manager

Agreed and Accepted:

TENANT:

By:
Name:
Title:

F-1

EXHIBIT I

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this “Agreement”) is made and entered into as of                         , 2009, by and among ASSET ACCEPTANCE, LLC, a Delaware limited liability company (“Tenant”), whose address is 28405 Van Dyke Avenue, Warren, Michigan 48093, Attention: Mark A. Redman; TDC PRUE ROAD, L.P., a Delaware limited partnership (“Borrower”), whose address is c/o Transwestern, 1900 West Loop South, Suite 1300, Houston, Texas 77027, Attention: Harold Prasatik; and WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association (“Lender”), whose address is 2800 Post Oak Boulevard, Suite 3500, Houston, Texas 77056, Attention: Real Estate Financial Services.

RECITALS:

Lender has made or may hereafter make a loan or loans to Borrower, which loan or loans are (or will be) secured by a Deed of Trust (defined below) covering all of that certain property described in Exhibit A attached hereto and made a part hereof for all purposes, together with all improvements located thereon (the “Property”).

Tenant is the owner of a leasehold estate covering the premises (referred to herein as the “Premises”) located on the Property, which leasehold estate was created under that certain Lease Agreement (the “Lease Agreement”) dated April 27, 2009, between Borrower and Tenant. In addition, Borrower and Tenant have entered into that certain Work Letter Agreement (the “Work Letter Agreement”) dated as of April 27, 2009 governing the obligations of Borrower and Tenant with respect to the preparation of the Premises for Tenant’s occupancy. The Lease Agreement, the Work Letter Agreement, and all renewals, extensions and modifications thereof are hereinafter collectively called the “Lease”.

Borrower has executed or will execute a Deed of Trust and Security Agreement (with Assignment of Rents) (the “Deed of Trust”) and any and all papers now or hereafter governing, evidencing, guaranteeing or securing or otherwise relating to all or any part of the Borrower’s indebtedness to Lender (collectively, as may be amended from time to time, the “Security Instruments”) covering the Property for the benefit of Lender as security for Borrower’s indebtedness to Lender, which indebtedness is or will be evidenced by one or more promissory notes by and between Borrower and Lender.

As a condition to its making the loans now or hereafter evidenced or secured by the Deed of Trust (the “Loans”), Lender has required that Tenant acknowledge that Tenant’s leasehold interest in the Premises is subordinate to all liens and security interests securing payment of the Loans and to subordinate such leasehold interest to the liens and security interests securing payment of the Loans to the extent they are not already subordinate.

Tenant is willing to acknowledge such subordination and further subordinate its leasehold interest; provided, however, that as a condition to acknowledging such subordination and further subordinating its leasehold interest in and to the Premises to all liens and security interests securing payment of the Loans, Tenant has required that Tenant’s right of possession to the Premises shall not be disturbed by Lender or any third party in the exercise of any of Lender’s rights under the Deed of Trust or any other security instrument securing payment of the indebtedness secured by the Deed of Trust, which protection Lender is willing to grant on the terms and conditions contained herein in order to induce Tenant to acknowledge its subordination and further subordinate the Lease to the Deed of Trust and all liens and security interests securing payment of the Loans.

AGREEMENTS:

NOW, THEREFORE, in consideration of the mutual terms and provisions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Lease Subordinate to Deed of Trust. Tenant covenants and agrees with Lender that the Lease and all of Tenant’s right, title and interest in and to the Premises and any lease hereafter executed by Tenant covering any part of the Property is and shall be subject, subordinate and inferior to (a) the Deed of Trust and all liens and security interests securing payment of the Loans and all other security instruments securing payment of any indebtedness of Borrower to Lender now or hereafter created which cover or affect any part of the Property, and all renewals, extensions, substitutions, replacements, consolidations and increases in amount of the indebtedness secured by the Deed of Trust or any related loan papers, and to (b) all right, title and interest of Lender in the Property created by the Deed of Trust or any other security instrument held by Lender in the same manner and to the same extent as if the Lease had been executed subsequent to the execution, delivery, and recordation of such Deed of Trust and related loan papers. Borrower and Tenant hereby expressly subordinate to the Deed of Trust any and all options to purchase the Property contained in the Lease or in any modification or amendment to the Lease, and further acknowledge that any such option or right of first refusal pursuant to the Lease to acquire all or any portion of the Property shall not be applicable to or effective after Lender’s acquisition of the Property by foreclosure or otherwise.

2. Non-Disturbance. Lender covenants and agrees with Tenant, for Lender and its successors and assigns, that so long as Tenant is not then in default under the Lease (or beyond any grace period), Lender shall not disturb Tenant’s right of possession to the Premises in the event that Lender or Lender’s successors or assigns acquire title to all or any part of the Premises pursuant to the exercise of any remedy provided for in the Security Instruments, nor shall Tenant be named as a party defendant to any action to foreclose the liens and security interests securing payment of the Loans.

3. Tenant to Attorn to Lender; Lender’s Liability Limited. Tenant covenants and agrees to attorn to Lender or any other owner of the Property pursuant to any foreclosure sale or by deed in lieu of foreclosure, as Tenant’s new landlord, and agrees that the Lease shall continue in full force and effect as a direct lease between Tenant and Lender or such other owner upon all of the terms, covenants, conditions and agreements set forth in the Lease. However, in no event shall Lender or such other owner be:

(a)	liable for any act or omission of any previous landlord (including Landlord), it being agreed, however, that the Lender or such other owner shall perform any continuing repair or maintenance obligations expressly provided for in the Lease in accordance with the Lease after taking title to the Property;

(b)	subject to any offset or counterclaim which Tenant might be entitled to assert against any previous landlord (including Landlord), other than offsets specifically provided for in the Lease, and only applicable to the period after Lender or such other owner acquires title to the Property;

(c)	bound by any payment of rent or additional rent made by Tenant to any previous landlord for more than one (1) month in advance;

(d)	bound by any amendments or modifications of the Lease hereafter made without the consent of Lender or such owner other than with respect to the exercise of rights, options or elections presently contained in the Lease, including without limitation, options to extend the term of the lease and rights of first refusal;

(e)	in any way responsible for any deposit or security which was not delivered to Lender or such owner; or

(f)	liable with respect to any representations, warranties or indemnities from Borrower, whether pursuant to the Lease or otherwise, respecting use, compliance with zoning, landlord’s title, landlord’s authority, habitability or fitness for purpose or commercial suitability or hazardous wastes, hazardous substances, toxic materials or similar phraseology relating to the environmental condition of the Property or any part thereof.

In the event Lender shall acquire title to the Property, Tenant agrees to look solely to Lender’s interest in the Premises and rent and income derived therefrom for the recovery of any judgment against Lender, it being agreed that Lender shall have no obligation nor incur any liability beyond Lender’s then equity interest, if any, in the Premises, for payment and discharge of any obligations imposed upon Lender hereunder or under the Lease, and Lender is hereby released and relieved of any other obligations hereunder and under the Lease, and, in such event, Lender’s liability shall be limited as set forth heron.

4. Rent Payable to Lender upon Borrower Default. Tenant has been advised that the Security Instruments give Lender the right to collect rent and other sums payable under the Lease directly from Tenant upon the occurrence of a default hereunder, and Tenant agrees that upon the receipt from Lender of notice of any such default, Tenant will thereafter pay all rent and other sums payable under the Lease directly to Lender (or as Lender shall direct) as they become due and payable. Notwithstanding anything to the contrary contained in any of the Security Instruments, Borrower authorizes and directs Tenant to immediately and continuously make all such payments to the direction of Lender, releases Tenant of any and all liability to Borrower for any and all payments so made, and defends, indemnifies and holds Tenant harmless from and against any and all claims, demands, losses, or liabilities asserted by, through or under Borrower for any and all payments so made. Subject to any and all rights of Tenant under the Lease or at law or in equity, Tenant hereafter agrees to pay all monies due and becoming due from Tenant under the Lease to or at the direction of Lender. Tenant agrees that neither Borrower’s demanding or receiving any such payments, nor Lender’s exercising any other right, remedy, privilege, power of immunity granted by any of the Security Instruments, will operate to impose any liability upon Lender for performance of any obligation of Borrower under the Lease unless and until Lender elects otherwise in writing or acquires the Property through foreclosure of the Deed of Trust or by deed from Borrower in lieu of foreclosure. Such payments shall continue until Lender directs Tenant otherwise in writing.

5. Notice of Default or Termination Event. Tenant hereby agrees to give prompt written notice to Lender of any default of Borrower under the Lease, if such default is of such a nature as to give Tenant the right to terminate the Lease, reduce rent or to credit or offset any amounts against future rent. It is further agreed that such notice will be given to any successor in interest of Lender under the Deed of Trust, provided that prior to any such default of Borrower such successor in interest shall have given written notice to Tenant of its acquisition of Lender’s interest therein, and shall have designated the address to which such notice is to be directed. Notwithstanding any provisions of the Lease to the contrary, Tenant may not terminate the Lease without affording to Lender or its successors a period of time to remedy any such default by Borrower equal to forty-five (45) days, unless waiting such additional period of time will have a material adverse effect on Tenant, such period to commence upon the receipt by Lender or its successors of written notice of such default. If Lender or such successor commences or institutes foreclosure proceedings or advertises its intention to exercise the power of sale under the Deed of Trust within forty-five (45) days after receipt of written notice of such default and then proceeds diligently to cure Borrower’s default, the Lease shall not terminate and any purported termination by Tenant shall be ineffective.

6. Construction of Premises. In the event that the construction of the Premises has not been substantially completed at the time the Lender or any third party succeeds to the interest of the Borrower under the Lease by reason of foreclosure or other proceedings brought by Lender or by any transfer in lieu of foreclosure, then, in such event, Tenant hereby agrees that the Lender or any such third party shall have the right to cancel and terminate the Lease upon written notice to Tenant. Any provision of this Agreement to the contrary notwithstanding, Lender shall have no obligation, or incur any liability, with respect to the erection and completion of the building in which the Premises are located or for the completion of the Premises or any improvements for Tenant’s use and occupancy.

7. Lease Status. Borrower and Tenant hereby jointly and severally represent and warrant to Lender as follows regarding the Lease:

(a)	The Lease is dated April 27, , and has not been amended. There are no other agreements, amendments, understandings or the like between Borrower and Tenant relating to the Premises or the Lease except: None.

(b)	The execution of the Lease was duly authorized, the Lease was properly executed and is in full force and effect and is valid, binding and enforceable against Tenant and Borrower and there exists no default beyond any applicable grace period; nor in the actual knowledge of Borrower and Tenant does any state of facts exist which with notice, the passage of time, or both, could ripen into a default, on the part of either Tenant or Borrower.

(c)	Under the Lease, Tenant is presently obligated, or will be obligated upon the occurrence of the Rental Commencement Date of the Lease to pay rent pursuant to the Lease. No rent has been paid more than one (1) month in advance, and Tenant has no claim against Borrower for any deposits or other sums.

(d)	There has not been filed by or against, nor is there threatened against or contemplated by, Tenant a petition in bankruptcy, petition seeking reorganization or arrangement under the bankruptcy laws of the United States or of any state thereof, or any other action brought under said bankruptcy laws.

(e)	Tenant is not as of the date of this Agreement entitled to any additional free rent under the Lease (except as expressly provided for in the Lease), and to the best of the knowledge and belief of Tenant there has not been any assignment, hypothecation or pledge of the Lease or rents accruing under the Lease, other than pursuant to the Security Instruments.

(f)	To Tenant’s actual knowledge, Tenant is in full compliance with all federal, state and local laws, ordinances, rules and regulations affecting its use of the Premises including, without limitation, the handling, storage and disposal of hazardous and/or toxic materials used or generated as a result of its business conducted on or about the Premises.

8. Amendment, Rent Prepayment or Surrender. Without Lender’s prior written consent, Tenant will not (i) enter into any agreement amending the rental, lease term or the Borrower’s obligations provided for in the Lease (except for those amendments expressly provided for in the Lease relating to the renewal option set fourth in Section II of Exhibit E to the Lease Agreement or the right of first refusal set forth in Section III of Exhibit E to the Lease Agreement) or terminating the Lease, (ii) prepay any of the rents, additional rents or other sums due under the Lease for more than one (1) month in advance of its accrual or (iii) voluntarily surrender any portion of the Premises or terminate the Lease without cause or shorten the Lease term (except as expressly provided for in the Lease), and no such purported amendment, modification, termination, prepayment or voluntary surrender made without Lender’s prior written consent (whose consent shall not be unreasonably withheld, conditioned or delayed) shall be binding on Lender.

9. Further Assurances. Whenever reasonably requested by Lender, Borrower and Tenant from time to time shall severally execute and deliver to or at the direction of Lender, and without charge to Lender, one or more written certifications of all of the matters set forth above, and as to Tenant’s occupancy of the Premises, whether Tenant has exercised any renewal or expansion options and any other information that Lender may reasonably require to confirm the current status of the Lease, including, without limitation, a confirmation that the Lease is and remains subordinated as provided in this Agreement. Borrower and Tenant from time to time shall execute and deliver at Lender’s request all instruments that may be necessary or appropriate to evidence their agreements hereunder.

10. Notices. All notices, demands or requests provided for or permitted to be given pursuant to this Agreement must be in writing and shall be deemed to have been properly given if it is written and delivered in person or mailed by Registered or Certified US Mail, postage prepaid, or sent by a nationally recognized overnight delivery service to the party who is to receive such notice at the address set forth on the first page hereof. All notices, demands and requests shall be deemed to have been given two (2) business days after the date it was mailed. When sent by overnight delivery service, the notice shall be deemed to have been given on the next business day after deposit with such overnight delivery service. The time period in which a response to any notice, demand or request must be given, if any, shall commence to run, however, from the date of actual receipt of the notice, demand or request by the addressee thereof. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice, demand or request sent. By giving written notice thereof to the other party, Tenant or Lender shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses and each shall have the right to specify as its address any other address within the United States of America.

11. Modification or Termination; Multiple Counterparts. This Agreement may not be discharged or modified orally or in any manner other than by an agreement in writing specifically referring to this Agreement and signed by the party or parties to be charged thereby.

12. Agreement Self-Operative. The provisions contained in this Agreement shall be self-operative and effective without the necessity of execution of any further instruments on the part of any party hereto or the respective heirs, legal representatives, successors or assigns of any such party. This Agreement satisfies any conditions or requirements in the Lease relating to the granting of a non-disturbance agreement.

13. Binding Effect. This Agreement shall bind and benefit the parties hereto and their respective heirs, legal representatives, successors and assigns.

14. Attorney’s Fees and Costs. In the event any legal action or proceeding is commenced to interpret or enforce the terms of or obligations arising out of this Agreement, or to recover damages arising out of the breach thereof, the party prevailing in any such action or proceeding shall be entitled to recover from the non-prevailing party all reasonable attorneys’ fees, costs and expenses incurred by the prevailing party as shall be pled and awarded by a court of competent jurisdiction.

15. Texas Law Governs. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas and the United States of America.

[Signature Pages Follow]

IN TESTIMONY WHEREOF, this instrument is executed effective as of the day and year first above written.

TENANT: ASSET ACCEPTANCE, LLC, a Delaware limited liability company

By:
Name:
Title:

STATE OF	§
§
COUNTY OF	§

This instrument was ACKNOWLEDGED before me on                     , 2009, by                                         ,                                  of Asset Acceptance, LLC, a Delaware limited liability company, on behalf of said limited liability company.

Notary Public in and for the State of

[SEAL]

BORROWER: TDC PRUE ROAD, L.P., a Delaware limited partnership

By:	TDC Prue Road GP, L.L.C., a Delaware limited liability company, its general partner

By:
Name:
Title:

STATE OF TEXAS	§
§
COUNTY OF BEXAR	§

This instrument was ACKNOWLEDGED before me on                     , 2009, by                                     ,                                  of TDC Prue Road GP, L.L.C., a Delaware limited liability company, in its capacity as general partner of TDC Prue Road, L.P., a Delaware limited partnership, on behalf of said limited partnership.

Notary Public in and for the State of Texas

[SEAL]

LENDER: WACHOVIA BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

STATE OF TEXAS	§
§
COUNTY OF HARRIS	§

This instrument was ACKNOWLEDGED before me on                     , 2009, by                                     ,                                  of WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association, on behalf of said banking association.

Notary Public in and for the State of Texas

[SEAL]

Exhibit A – Property